                                                                   Exhibit 10(h)




                                 LOAN AGREEMENT

                          dated as of February 24, 1997

                                     between

                             P.H. GLATFELTER COMPANY

                                   as Borrower

                                       and

                                GWS VALUCH, INC.

                                    as Lender
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                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

                                    ARTICLE 1
                                   DEFINITIONS.............................   1

SECTION 1.1.  Definitions..................................................   1
SECTION 1.2.  Interpretation...............................................  12

                                    ARTICLE 2
                                  THE BORROWING............................  14

SECTION 2.1.  Commitment to Lend...........................................  14
SECTION 2.2.  Method of Borrowing..........................................  14
SECTION 2.3.  Note.........................................................  14
SECTION 2.4.  Maturity of Loan.............................................  14
SECTION 2.5.  Interest Rate................................................  14
SECTION 2.6.  Optional Prepayments.........................................  15
SECTION 2.7.  Mandatory Prepayments........................................  16
SECTION 2.8.  Changes in Tax Laws..........................................  16
SECTION 2.9.  General Provisions as to Payments............................  17
SECTION 2.10.  Computation of Interest.....................................  17
SECTION 2.11.  Interest on Reimbursable and Other Amounts..................  17

                                    ARTICLE 3
                                    CONDITIONS.............................  17

SECTION 3.1.  Conditions to Borrowing......................................  17

                                    ARTICLE 4
                          REPRESENTATIONS AND WARRANTIES...................  18

SECTION 4.1.  Organization and Qualification...............................  18
SECTION 4.2.  Authorization; No Contravention; Binding Effect..............  19
SECTION 4.3.  Litigation...................................................  19
SECTION 4.4.  Regulatory Restrictions on Borrowing.........................  19
SECTION 4.5.  [RESERVED]...................................................  19
SECTION 4.6.  Representations in Collateral Documents True
                and Correct................................................  20
SECTION 4.7.  Other Representations and Warranties as to
                Mortgaged Property.........................................  20
SECTION 4.8.  Representations and Warranties of Lender.....................  21

                                    ARTICLE 5
                                    COVENANTS..............................  22

SECTION 5.1.  Mortgage Delivery............................................  22
SECTION 5.2.  Information..................................................  23
SECTION 5.3.  Transfers....................................................  24
SECTION 5.4.  Liens........................................................  25

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SECTION 5.5.  Mortgage Recording: Further Assurances.......................  25
SECTION 5.6.  Title Insurance Upon Material Event of
                Default or Downgrade.......................................  26
SECTION 5.7.  Environmental Covenant.......................................  27
SECTION 5.8.  Impositions..................................................  28
SECTION 5.9.  Legal and Insurance Requirements.............................  28
SECTION 5.10.  Permitted Contests..........................................  28
SECTION 5.11.  Insurance...................................................  29
SECTION 5.12.  Additional Covenants........................................  29

                                    ARTICLE 6
                                     DEFAULTS..............................  33

SECTION 6.1.  Events of Default............................................  33
SECTION 6.2.  Remedies.....................................................  35

                                    ARTICLE 7
                                  MISCELLANEOUS............................  36

SECTION 7.1.  Notices......................................................  36
SECTION 7.2.  No Waivers...................................................  36
SECTION 7.3.  Expenses.....................................................  37
SECTION 7.4.  Indemnification..............................................  37
SECTION 7.5.  Amendments and Waivers.......................................  40
SECTION 7.6.  Successors and Assigns.......................................  40
SECTION 7.7.  Substitution and Release of Collateral.......................  40
SECTION 7.8.  Transfers and Release of Certain Minor Parcels...............  43
SECTION 7.9.  Estoppel Certificates........................................  45
SECTION 7.10.  WAIVER OF JURY TRIAL........................................  45
SECTION 7.11.  SUBMISSION TO JURISDICTION..................................  45
SECTION 7.12.  GOVERNING LAW...............................................  45
SECTION 7.13.  Counterparts Integration....................................  45
SECTION 7.14.  [RESERVED]..................................................  46
SECTION 7.15.  Lost Notes..................................................  46
SECTION 7.16.  Termination.................................................  46


EXHIBIT A - Form of Note
EXHIBIT B - Form of Mortgage
EXHIBIT C - Lender's Wire Transfer Instructions

SCHEDULE 1 - Non-Recording States

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                  LOAN AGREEMENT (this "Agreement") dated as of February 24,
1997 by and between P.H. Glatfelter Company (the "Borrower") and GWS Valuch, Inc. (the "Lender").


                              W I T N E S S E T H:

                  The parties hereto agree as follows:

                                    ARTICLE 1
                                   DEFINITIONS

                  SECTION 1.1. Definitions. As used in this Agreement, unless otherwise specified, the following terms have the following meanings:

                  "actual knowledge" means the then actual knowledge of any officer of a Borrower or Lender (as applicable) having oversight of the transactions contemplated by the Loan Documents and, as to any matter relating to an Individual Property, any other officer of a Borrower or Lender (as applicable) having oversight as to such Individual Property.

                  "Affiliate" of any Person means any other Person directly or indirectly controlling, controlled by or under common control with such Person. For purposes of this definition, the term "control" (including the correlative meanings of the terms "controlling, "controlled by" and "under common control with"), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of such Person, whether through the ownership of voting securities or by contract or otherwise, provided (but without limiting the foregoing) that no pledge of voting securities of any Person without the current right to exercise voting rights with respect thereto shall by itself be deemed to constitute control over such Person. For purposes of this Agreement, Borrower and Lender shall not be considered Affiliates of each other.

                  "Agreements" means as to any Individual Property, all leases and subleases, restrictive covenants, deed restrictions and easements (including any applicable Permitted Encumbrances and Permitted Easements), all insurance policies (including all unearned premiums and dividends thereunder), all guarantees and warranties, all supply and service contracts for water, sanitary and storm sewer, drainage, electricity, steam, gas, telephone or other utilities and all other documents, agreements and instruments, in all of such cases now or hereafter relating to any Individual Property and all other contract rights, now or hereafter relating to the use or operation of any Individual Property.
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                  "Applicable Laws" means as to any Individual Property all
applicable laws (including Environmental Laws and subdivision laws), rules, regulations, statutes, treaties, codes, ordinances, and Permits, of any Governmental Authority, and applicable judgments, decrees, injunctions, writs, orders or other action of any court, binding arbitrator or other administrative, judicial or quasi-judicial tribunal or agency of competent jurisdiction (including those pertaining to health or safety and those pertaining to the construction, use or occupancy of any Individual Property), whether now or hereafter in effect.

                  "Award" means the entire award, compensation or other payment, if any, on account of any Condemnation, including all amounts received or receivable with respect to any voluntary or involuntary sale, conveyance or other transfer in lieu or anticipation of a Condemnation or in connection with any agreement with any Governmental Authority which has been made in settlement of any proceeding relating to a Condemnation.

                  "Bankruptcy Code" means the Bankruptcy Reform Act of 1978, as amended.

                  "Borrower" means P.H. Glatfelter, a Pennsylvania corporation, and any other Owner to the extent such Owner shall become a party to this Agreement and the Note (or any replacement thereof) pursuant to the provisions of Section 4.7 hereof provided that nothing herein shall constitute a representation or warranty of any Owner unless and until such Owner becomes subject to this Agreement.

                  "Borrowing" means the borrowing of the Loan made to Borrower pursuant to Article 2.

                  "Business Day" means any day other than a Saturday, Sunday or other day on which banks are authorized to be closed in New York, New York.

                  "Casualty" means any material damage to or the destruction of all or a material portion of any Individual Property by any casualty or cause, other than any intentional demolition of any Improvements or harvesting of timber that, pursuant to the terms of the Loan Documents, Borrower is permitted to perform in connection with the making of any alterations to such Improvements permitted under the Loan Documents.

                  "Claims" means liabilities, obligations, damages, losses, demands, penalties, fines, claims, actions, suits, judgments, settlements, costs, expenses and disbursements (including, without limitation, reasonable legal fees and expenses and costs of investigation by engineers, environmental

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consultants and similar technical personnel) of any kind and nature whatsoever
(but limited in the case of damages, losses and claims resulting from diminutions in Fair Market Value to actual pecuniary losses resulting from diminutions in Fair Market Value).

                  "Closing Date" means the date on which the Loan is made pursuant to Section 2.1.

                  "Code" means the Internal Revenue Code of 1986, as amended, or any successor statute, and the regulations promulgated thereunder, as in effect from time to time.

                  "Collateral" means collateral subject to the Collateral Documents.

                  "Collateral Documents" means, the Mortgage and any other pledges, security agreements, financing statements, mortgages, deeds of trust, guaranties or similar documents delivered pursuant to any Loan Document.

                  "Condemnation" means any condemnation or other taking or temporary (subject to the next sentence) or permanent requisition of any Individual Property or material part thereof, any material interest therein or material right appurtenant thereto, as the result of the exercise by any Governmental Authority of any right of condemnation or eminent domain. The term "Condemnation" shall not include a Temporary Condemnation. A voluntary or involuntary sale, conveyance, assignment, lease or other transfer to a Governmental Authority in lieu or anticipation of Condemnation shall be deemed to be a Condemnation.

                  "Default Rate" means, with respect to any amount payable by Borrower hereunder which is not paid when due, a rate per annum equal to the lesser of (i) the highest interest rate permitted by applicable law and (ii) the Interest Rate plus 2% per annum.

                  "Downgrade Event" means (A) the announcement by S&P and Moody's of a reduction in the rating of the unsecured long-term debt securities of Borrower to less than BB- and Ba3, respectively; or if either Rating Agency ceases to perform rating services, the relevant announcement by the other Rating Agency; or, if both Rating Agencies cease to perform such services, the announcement by another nationally recognized credit rating service selected by Lender and reasonably acceptable to Borrower of the comparable reduction in the rating of the unsecured long-term debt securities of Borrower; or (B) in the event Borrower has no unsecured, long-term debt securities outstanding, the announcement by S&P of a reduction in the implied rating of

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unsecured long-term debt securities of Borrower, or if S&P ceases to perform such rating services, the announcement by another nationally recognized credit rating service selected by Lender and reasonably acceptable to Borrower of the comparable reduction in the implied rating of the unsecured long-term debt securities of Borrower.

                  "Eligible Indebtedness" means indebtedness that will (i) have an interest rate greater than each of (a) the yield as of the date of prepayment of the United States Treasury Security whose maturity is closest to that of such Eligible Indebtedness plus 50 basis points and (b) 91% of the initial yield of the Note; (ii) have a fixed principal amount which, is not less than the principal amount of the Note or Eligible Indebtedness that is being prepaid;
(iii) have the same seniority as the Note or then existing Eligible Indebtedness, as applicable; (iv) have restrictive covenants and other terms and conditions no less favorable to the Lender than the terms of, at Borrower's Option, either this Agreement or of the then most recently issued rated senior indebtedness of Borrower; (v) be secured by real estate assets of Borrower or its Affiliate, that, but for requirements of Section 5.1, would qualify as Mortgaged Property and which assets together with all other Mortgaged Property will have a Fair Market Value as of the date of issuance of such Eligible Indebtedness which equals or exceeds the Required Value; and (vi) qualify in its entirety as an interest in a mortgage on real property for purposes of Section 856(c)(6)(B) of the Code.

                  "Environmental Laws" means any and all applicable federal, state and local statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, injunctions, permits and other governmental restrictions, whether now or hereafter in effect, relating to (i) the environment, (ii) the effect of Hazardous Substances on human health or natural resources, (iii) emissions, discharges or releases of Hazardous Substances into the environment including, without limitation, ambient air, surface water, ground water, or land, or (iv) the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Substances or the clean-up or other remediation thereof.

                  "Fair Market Value" means, with respect to the Mortgaged Property or any Individual Property, as the context shall require, the estimated value, as reasonably determined and represented by Borrower, that would be expected to be obtained in an arm's-length transaction for cash between informed and willing parties, each having reasonable knowledge of all relevant facts, neither of whom is under any compulsion to buy or to sell, for the purchase or sale of such Mortgaged Property or Individual Property, as the case may be, based on the assumption that the

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Mortgaged Property or such Individual Property, as applicable, is not encumbered by the Mortgage.

                  "Governmental Action" means all permits, authorizations, registrations, approvals, waivers, exceptions, variances, orders, judgments, decrees, licenses, exemptions, and declarations of or with, or required by, any Governmental Authority, or required by any Applicable Law in connection with the use, occupancy, zoning and operation of the Mortgaged Properties, and shall include, without limitation, all environmental and operating permits and licenses.

                  "Governmental Authority" means any federal, state, county, municipal or other governmental or regulatory authority, agency, board, commission, instrumentality or court.

                  "Governmental Obligations' means obligations issued or guaranteed by, and constituting full faith and credit obligations of, the United States of America.

                  "Hazardous Substances" means any pollutant, contaminant or chemical, any toxic, explosive, corrosive, flammable, radioactive, caustic or otherwise hazardous substance, waste or material or any substance, waste or material, having any constituent elements displaying any of the foregoing characteristics, including, without limitation, petroleum, its derivatives, by-products or other hydrocarbons, asbestos or asbestos-containing material.

                  "Impositions" means all Taxes, in each case whether general or special, ordinary or extraordinary, foreseen or unforeseen, of every character (including all interest and penalties thereon), which at any time may be assessed, levied, confirmed or imposed on or in respect of, or be a Lien upon,
(i) the Mortgaged Property or any interest therein, (ii) any occupancy, use or possession of, or activity conducted on, the Mortgaged Property, (iii) the rents from the Mortgaged Property or the use or occupancy thereof, or (iv) the Secured Obligations or the Loan Documents. Anything in this Agreement to the contrary notwithstanding, Impositions shall not include any Taxes that are based on net or gross income (including any capital gain) or any excess profits, value added, franchise, estate, inheritance, capital, doing business, transfer or similar Taxes, in each case, of Lender, unless and to the extent such Taxes are in lieu of or a substitute for ad valorem real or personal property taxes, or any assessments upon or with respect to the Mortgaged Property which, if such other Taxes were in effect would be payable by Borrower hereunder; provided, however, Borrower shall pay and discharge any Taxes which are or are in the nature of sales or use or license Taxes.

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                  "Improvements" means all buildings, structures, fixtures,
facilities and other improvements of every kind and description now or hereafter located on the Land described in the Mortgage but excluding any standing timber.

                  "Individual Property" shall have the meaning set forth in the Mortgage.

                  "Insurance Proceeds" means, at any time, all proceeds (except proceeds of business interruption insurance) or payments to which Borrower may be or become entitled by reason of any Casualty under any insurance policies or coverages maintained by Borrower with respect to the Mortgaged Property. The term "Insurance Proceeds" shall include all deductible, self retained and self insured amounts, all of which shall be paid by Borrower in the same manner and to the same Person as Insurance Proceeds are required to be paid under the applicable Loan Documents.

                  "Insurance Requirements" means all provisions of the insurance policies applicable to any Individual Property, all requirements of the issuer of any of the Insurance Policies and all orders, rules, regulations and any other requirements of the National Board of Fire Underwriters (or any other body exercising similar functions) binding upon Borrowers or applicable to such Individual Property, any adjoining vaults, sidewalks, parking areas or driveways or any use or condition thereof.

                  "Interest Rate" shall have the meaning set forth in Section
2.5 hereof.

                  "Land" means the parcel or parcels of land referred to in the Mortgage.

                  "Legal Requirements" means all provisions of Applicable Laws, Permits and Agreements.

                  "Lender" means GWS Valuch, Inc., a Delaware corporation, and its successors and assigns.

                  "Lien" means, with respect to any asset, any mortgage, deed of trust, lien, pledge, charge, security interest or encumbrance of any kind, including any thereof arising under any conditional sale agreement, capital lease or other title retention agreement.

                  "Loan" means the loan made by Lender pursuant to Section 2.1, the Borrower's obligations with respect to which are evidenced by the Note or if substituted for the Note, Eligible Indebtedness.

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                  "Loan Documents" means this Agreement, the Note, and the
Collateral Documents.

                  "Loss" means any Casualty or Condemnation.

                  "Material Adverse Effect" means, with respect to the Mortgaged Property, a material adverse effect on (i) the Fair Market Value of the Mortgaged Property that results in, as reasonably determined by Borrower, the then outstanding principal amount of the Loan exceeding 91% of the then aggregate Fair Market Value of the Mortgaged Property, or (ii) Lender's Liens, taken as a whole, on or in the Mortgaged Property or any of Lender's rights or remedies under the Loan Documents.

                  "Material Casualty" means, with respect to the Mortgaged Property, a Casualty with respect to which the estimated cost, as reasonably determined by Borrower, of Restoration of any Improvements to the Mortgaged Property is fifty percent (50%) or more of the estimated Fair Market Value of the Mortgaged Property taken as a whole before the Casualty.

                  "Material Condemnation" means a Condemnation that affects or would affect 50% or more of the Fair Market Value of the Mortgaged Property taken as a whole prior to such Condemnation.

                  "Material Event of Default" means any Event of Default, other than an Event of Default described in Section 6.1(c), (f) or (g) that does not have a Material Adverse Effect.

                  "Moody's" means Moody's Investors Service, Inc., and its successors.

                  "Mortgage" means, with respect to the Mortgaged Property, a mortgage, deed of trust and fixture filing substantially in the form of Exhibit B hereto; provided, however, that the parties hereto agree to revise and adopt such mortgage to a form suitable for the state in which the Mortgaged Property (or portion thereof) is located.

                  "Mortgage Delivery Date" means the date on which, pursuant to
Section 5.1(a), Lender shall receive from Borrower or the applicable Owner duly executed counterparts of the Mortgage and any other Collateral Documents and, Borrower otherwise complies with the provision of Section 5.1 hereof.

                  "Mortgaged Property" means, collectively, (i) those properties which are to be designated by Borrower pursuant to Section 5.1(a) as properties subject to the Mortgage and in which Borrower or the applicable Owner has a fee simple interest, and which properties are to be more particularly described in the

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Mortgage and (ii) any Substitute Property from and after the Release Date which becomes subject to the lien of the Mortgage pursuant to Section 7.7(c).

                  "Net Award" means any Award or Insurance Proceeds, less any out-of-pocket expenses (including, but not limited to, reasonable attorneys' fees and expenses), that are reasonably incurred in collecting such award, compensation, insurance proceeds or other payment (which, unless expressly prohibited by this Agreement or any other Loan Document, may be paid or reimbursed from such award, compensation, insurance proceeds or other payments). The term "Net Award" shall include all deductible, self retained and self insured amounts all of which shall be required to be paid by Borrower in the same manner and to the same party as Insurance Proceeds are required to be paid.

                  "Non-Recording States" means the States listed on Schedule I annexed hereto.

                  "Note" means the promissory note of Borrower in favor of Lender, substantially in the form of Exhibit A hereto, evidencing the obligation of Borrower to repay the Loan.

                  "Notice Recording" means the recording of the Mortgage in a Non-Recording State as to only a portion of the principal balance of the Loan, not to exceed the lesser of (A) $300,000 with respect to any Individual Property or (B) the Fair Market Value of such Individual Property.

                  "Owners" means, collectively, the holders of the fee simple interest in the Mortgaged Property as of the Mortgage Delivery Date.

                  "Permits" means, as to any Individual Property, all licenses, authorizations, certificates, variances, concessions, grants, franchises, registrations, consents, permits and other approvals now or hereafter pertaining to the ownership, management, occupancy, use or operation of such Individual Property, including certificates of occupancy.

                  "Permitted Disposition" means as to any Individual Property, any (i) Transfer of such Individual Property pursuant to a Condemnation, (ii) harvesting and using and harvesting and selling, or entering into contracts for the harvesting and sale, of timber located on the Land, (iii) Transfer in the ordinary course of business of used, surplus or worn out equipment or other personal property which is not necessary to operate such Individual Property,
(iv) Permitted Easements, (v) occupancy agreements made in connection with the conduct of Borrower's business at the Mortgaged Property, or (v) lease of all or any portion of an Individual Property as long as such lease (A) is

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subordinate to the Mortgage, which subordination will, upon Borrower's request at the time of execution of the lease, include a non-disturbance agreement, reasonably satisfactory to the Borrower, by the Lender that provides that so long as lessee performs all the terms, covenants and conditions of the lease and agrees to attorn to Lender, lessee's right to possession under the lease will not be disturbed; and (B) shall provide that in the event of any exercise of foreclosure or power of sale or similar remedies by Lender under the Mortgage, Lender may, at its option, take over all right, title and interest of the applicable Owner, as lessor, under such lease and the lessee shall, at Lender's option, if a subordination, attornment and non-disturbance agreement has not been executed pursuant to (A) above, attorn to Lender pursuant to the then executory provisions of such lease, provided that Lender shall not be (i) liable for any previous act or omission of the applicable Owner under such lease, (ii) subject to any credit, offset, counterclaim or defense, (iii) bound by any modification of such lease made without Lender's consent or by any previous prepayment of more than one month's rent, (iv) bound to complete any construction with respect to the leased premises, and (v) required to pay any funds to such lessee except for the return of any security deposit of the lessee actually received by Lender (if Lender shall be required to return the same pursuant to the lease).

                  "Permitted Easements" means, as to any Mortgaged Property, easements, covenants and restrictions agreement, leases, licenses (including, but not limited to hunting and recreational licenses or leases), rights of way or similar encumbrances with respect to such Mortgaged Property that (i) do not materially interfere with the then current use and operation of such Individual Property as of the Mortgage Delivery Date and (ii) do not have a Material Adverse Effect on the Mortgaged Property.

                  "Permitted Encumbrances" means the Loan Documents, any other documents delivered at Closing or on the Mortgage Delivery Date pursuant to the Loan Documents and all title exceptions (including recorded leasehold interests), defects and other matters of record as of the Mortgage Delivery Date relating to the Mortgaged Property and any Permitted Disposition that would constitute an encumbrance.

                  "Permitted Liens" means, with respect to the Mortgaged Property, (i) liens for Taxes either not yet due or being contested in accordance with Section 5.10, (ii) materialmen's, mechanics', workers', repairmen's or other like Liens for amounts either not yet due or being contested in accordance with Section 5.10, (iii) Liens arising out of judgments or awards with respect to which at the time an appeal or proceeding for review is being prosecuted in good faith and if a Downgrade Event shall have

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
occurred and be continuing, either which have been bonded or which adequate reserves for the payment thereof (in the reasonable determination of Lender) shall have been established on its books, so long as there is not any material risk of loss of the priority of the Lien of the Loan Documents and the Mortgage or any material danger of the sale, forfeiture or loss of any material part of the Mortgaged Property or title thereto, (iv) Permitted Encumbrances, (v) Permitted Easements, (vi) Liens permitted by any Loan Document, (vii) any right or claim of any third party under a written contract with respect to subsurface minerals located under the Land, (viii) any Lien or other matter to which Lender has consented in writing, (ix) Liens that are the subject of a permitted contest pursuant to Section 5.10, but only during the pendency of the permitted contest, and (x) the respective rights and interests of Borrower and Lender in this Agreement.

                  "Person" means an individual, a corporation, a limited liability company, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

                  "Quarterly Date" means the Business Day immediately preceding each March 30, June 30, September 30 and December 30 occurring after the date hereof and prior to the payment in full of the Secured Obligations.

                  "Rating Agencies" means S&P and Moody's.

                  "Recording Documents" means any Loan Document or Collateral Document, including, any mortgage, UCC financing statement or fixture filing (including with respect to timber) or assignment intended for recordation or in recordable form, other than any Notice Recording.

                  "REIT" means a real estate investment trust under Section 856 of the Code.

                  "Required Value" means, with respect to the Mortgaged Property, or if applicable, the real estate described in clause (v) of the definition of Eligible Indebtedness, at least 110% of (A) the then outstanding principal amount of the Loan, plus (B) any other monetary obligations secured by or encumbering the Mortgaged Property.

                  "Restoration" means the restoration, repair, replacement or rebuilding of an Improvement located on an Individual Property after a Casualty or Condemnation (including any demolition in whole or in part of the Improvements located on such Individual Property after such Casualty or Condemnation to the extent permitted under the Loan Documents), and "Restore"

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
means to restore, repair, replace or rebuild an Individual Property after a Casualty or Condemnation (including, to demolish in whole or in part any of the Improvements located on such Individual Property after such Casualty or Condemnation to the extent permitted under the Loan Documents).

                  "S&P" means Standard & Poor's Ratings Services, a subsidiary of McGraw-Hill Companies, Inc., and its successors.

                  "Secured Obligations" means: (i) (a) all principal of and interest (including any interest which accrues after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency or reorganization of Borrower) on the Note; (b) all other amounts payable by Borrower hereunder or under any other Loan Document; and (c) any renewals or extensions of any of the foregoing; and (ii) the performance and observance of each other term, covenant, agreement, obligation, requirement, condition and provision to be performed or observed by Borrower hereunder or under any other Loan Document.

                  "State" means the state or commonwealth in which any applicable portion of the Mortgaged Property is located.

                  "Taxes" means all taxes (including, without limitation, property (real or personal, tangible or intangible) sales, use, transfer, transfer gains, capital, gross income and receipts taxes), assessments (including all assessments for public improvements or benefits, whether or not commenced or completed prior to the date hereof), water, sewer or other rents, rates and charges, excises, levies, license fees, permit fees, inspection fees and other authorization fees and other charges, general and special, ordinary or extraordinary, foreseen and unforeseen imposed by any Governmental Authority in the United States.

                  "Temporary Condemnation" means any condemnation or other taking or requisition of any Mortgaged Property or any part thereof or any interest therein or right appurtenant thereto, as the result of the exercise of any right of condemnation or eminent domain, for a period of less than twelve
(12) consecutive months.

                  "Title Company" means Chicago Title Insurance Company or such other title insurance company or companies acceptable to Lender.

                  "Transfer" means, when used as a noun, any sale, conveyance, assignment, lease, mortgage, encumber, pledge or other transfer or disposition and, when used as a verb, to sell, convey, assign, lease, mortgage, encumber, pledge or otherwise transfer or dispose of, in each case (i) whether voluntary or involuntary, and (ii) whether direct or indirect.

                  "UCC" means the Uniform Commercial Code in effect in the State in which any applicable portion of the Mortgaged Property is located.

                  "Unavoidable Delays" means delays due to acts of God, fire, flood, drought, earthquake, explosion or other Casualty, inability to procure or shortage of labor, equipment, facilities, sources of energy (including electricity, steam, gas or gasoline), materials or supplies, failure of transportation, strikes, lockouts, action of labor unions, Condemnation, litigation relating to Legal Requirements, inability to obtain Permits or other causes beyond the reasonable control of Borrower, provided that Borrower's lack of funds shall not be deemed to be a cause beyond the control of Borrower and that Borrower shall take all action reasonably necessary to mitigate or limit the duration of such Unavoidable Delay.

                  "United States" means the United States of America, including the States and the District of Columbia, but excluding its territories and possessions.

                  SECTION 1.2. Interpretation. (a) In this Agreement, unless otherwise specified or the context otherwise requires:

                      (i) singular words include the plural and plural words include the singular;

                      (ii) words which include a number of constituent parts, things or elements shall be construed as referring separately to each constituent part, thing or element thereof, as well as to all of such constituent parts, things or elements as a whole;

                      (iii) words importing any gender include any other gender;

                      (iv) references to any Person include such Person's successors and assigns and in the case of an individual, the word "successors" includes such Person's heirs, devisees, legatees, executors, administrators and personal representatives;

                      (v) references to any statute or other law include all applicable rules, regulations and orders adopted or made thereunder and all statutes or other laws amending, consolidating or replacing the statute or law referred to;

                      (vi) the words "consent", "approve", "agree" and "request", and derivations thereof or words of similar import, mean the prior written consent, approval, agreement or request of the Person in question;

                      (vii) the words "include" and "including", and words of similar import, shall be deemed to be followed by the words "without limitation";

                      (viii) the words "hereto", "herein", "hereof" and "hereunder", and words of similar import, refer to this Agreement in its entirety;

                      (ix) references to Articles, Sections, Schedules, Exhibits, subsections, paragraphs and clauses are to the Articles, Sections, Schedules, Exhibits, subsections, paragraphs and clauses of this Agreement;

                      (x) the Schedules and Exhibits to this Agreement are incorporated herein by reference;

                      (xi) the titles and headings of Articles, Sections, Schedules, Exhibits, subsections, paragraphs and clauses are inserted as a matter of convenience and shall not affect the construction of this Agreement;

                      (xii) all obligations of Borrower hereunder shall be satisfied by Borrower, at Borrower's sole cost and expense;

                      (xiii) all rights and powers granted to Lender hereunder shall be deemed to be coupled with an interest and be irrevocable; and

                      (xiv) references to this Agreement or any other Loan Document include all amendments, supplements, consolidations, replacements, restatements, extensions, renewals and other modifications thereof in whole or in part.

                  (b) Borrower acknowledges that it was represented by counsel in connection with this Agreement, that it and its counsel reviewed and participated in the preparation and negotiation of this Agreement and that any rule of construction to the effect that ambiguities are to be resolved against the drafting party or lender shall not be employed in the interpretation of this Agreement.


                                    ARTICLE 2
                                  THE BORROWING

                  SECTION 2.1. Commitment to Lend. On the terms and conditions set forth in this Agreement, Lender agrees to make a loan to Borrower on the date hereof in the principal amount of TWO HUNDRED SEVENTY MILLION ($270,000,000.00) DOLLARS.

                  SECTION 2.2. Method of Borrowing. (a) Borrower shall give Lender notice (the "Notice of Borrowing") on or prior to the date of the Borrowing hereunder, specifying the date (which shall be a Business Day) of the Loan, unless waived by Lender.

                  (b) Not later than 12:00 Noon (New York City time) on the date of the Borrowing, Lender shall make available the amount of the Loan in Federal or other funds immediately available in New York City to Borrower.

                  SECTION 2.3. Note. The Loan to Borrower shall be evidenced by a single Note of Borrower payable to the order of Lender in the amount of the Loan.

                  SECTION 2.4. Maturity of Loan. The Loan shall be interest-only through the Maturity Date. The Loan shall mature, and the principal amount thereof shall be due and payable, on December 30, 2027 (the "Maturity Date"). Any overdue principal of the Loan shall bear interest, payable on demand, for each day such principal is overdue until such principal of the Loan is paid, at the Default Rate as in effect for such day; provided that the foregoing shall not impair or limit in any way Lender's rights under Article 6 or under any other Loan Document.

                  SECTION 2.5. Interest Rate. (a) Subject to the provisions of paragraph (b) below, the Loan shall bear interest, for each day from the date the Loan is made until it becomes due, at a rate per annum equal to 8.62% (the "Interest Rate"). Such interest shall be payable quarterly in arrears on each Quarterly Date.

                  (b) The Loan shall bear interest at the Default Rate for each day that Borrower shall be in default under the requirements of Section 5.1 hereof until such default is cured.

                  (c) Any overdue interest on the Loan shall bear interest, payable on demand, for each day such interest is overdue until it is paid at the Default Rate as in effect for such day; provided that the foregoing shall not impair or limit in any way Lender's rights under Article 6 or under any other Loan Document.

                  (d) Notwithstanding anything herein to the contrary, the interest payable by Borrower with respect to the Loan shall not exceed the maximum amount permitted by Applicable Law and, to the extent that any payments in excess of such permitted amount are received by Lender, such excess shall be considered payments in respect of the principal amount of the Note.

                  SECTION 2.6. Optional Prepayments. (a) Borrower may prepay the Loan in whole at any time, or in part from time to time, on any Quarterly Date occurring (each such date, a "Prepayment Date") not earlier than thirty (30) days after Lender's receipt of the Prepayment Notice, either (i) in cash in an amount equal to the principal amount to be prepaid, as set forth in the Prepayment Notice, together with all accrued interest on the Note or Eligible Indebtedness, if applicable, through the Prepayment Date and all other amounts then due and payable under the Loan Documents, or (ii) "in kind" in accordance with the procedures outlined in Section 2.6(c).

                  (b) If Borrower has elected to prepay all or a portion of the Loan pursuant to Section 2.6(a), Borrower shall deliver to Lender an irrevocable notice (the "Prepayment Notice") which shall include the following information:
(i) the Prepayment Date, (ii) the principal amount of the Loan to be prepaid, and whether in cash or "in kind" (in accordance with Section 2.6(c)) and (iii) if any of the Mortgaged Property is to be released, a description of such Mortgaged Property to be released and a certificate of Borrower meeting the requirements of Section 7.7(b). If any of the Mortgaged Property is to be released, the Prepayment Notice shall be accompanied by requisite release documents (in recordable form) to be executed and acknowledged by Lender.

                  (c) If Borrower has elected to prepay all or a portion of the Loan Indebtedness "in kind", Borrower shall deliver to Lender on or prior to the Prepayment Date (i) Eligible Indebtedness, (ii) all amounts then due and payable under the Loan Documents (other than principal of the Note or then existing Eligible Indebtedness, as applicable, and interest thereon), in cash, (iii) an opinion of counsel reasonably satisfactory to Lender to the effect that such prepayment "in kind" will not adversely affect the ability of Lender to qualify as a REIT and will not subject Lender to registration under the Investment Company Act of 1940, as amended, and (iv) an opinion of counsel reasonably satisfactory to Lender that such prepayment "in kind" by Borrower will not be deemed a fraudulent conveyance under Applicable Law or create a preference within the meaning of the Bankruptcy Code.

                  (d) Upon receipt of the Prepayment Notice and the release documents accompanying the Prepayment Notice and upon compliance by Borrower with the other requirements set forth in this Section 2.6 (including the appropriate prepayment in cash or "in kind" and all accrued interest on the Note or Eligible Indebtedness through the Prepayment Date and all other amounts then due and payable under the Loan Documents other than principal and interest thereon not yet due and payable), Lender shall execute and acknowledge and return to Borrower on the Prepayment Date such release documents and Borrower shall cause such documents to be recorded in the appropriate records, if required.

                  (e) [RESERVED]

                  SECTION 2.7. Mandatory Prepayments. If at any time a Condemnation or Casualty occurs and, following the Restoration of the applicable Individual Property in question, the Fair Market Value of such Mortgaged Property as Restored is an amount that results in there occurring a Material Adverse Effect and Borrower shall elect not to substitute a Substitute Property or such Individual Property pursuant to Section 7.7 in order to "cure" such Material Adverse Effect, and there shall be remaining any portion of the Net Award pertaining to such Condemnation, or any portion of the Insurance Proceeds pertaining to such Casualty, Borrower, promptly following the request of Lender, shall prepay a portion of the Loan equal to the amount of the remaining portion of the Net Award or Insurance Proceeds, as applicable, in cash, on the next occurring Quarterly Date, together with all accrued interest on the Note or Eligible Indebtedness, as the case may be, as of such Quarterly Date. To the extent such Condemnation or Casualty and Restoration does not result in a Material Adverse Effect, Borrower shall be entitled to retain any remaining portion of the Net Award or Insurance Proceeds, as applicable.

                  SECTION 2.8. Changes in Tax Laws. If, after the date hereof, there shall be enacted any Applicable Law deducting from the value of the Mortgaged Property for the purpose of taxation the Lien of any Collateral Document or changing in any way the Applicable Law for the taxation of mortgages, deeds of trust or other Liens or loans or other obligations secured thereby, or of any interest of Lender in the Mortgaged Property, or the manner of collection of such taxes, so as to materially and adversely affect the Mortgage or the Secured Obligations, then promptly following demand by Lender, Borrower shall pay all taxes, assessments or other charges resulting therefrom unless Borrower shall not, under Applicable Law, be permitted to pay such taxes, assessments or other charges, in which case Lender shall be entitled to declare the Secured Obligations immediately due and payable.

                  SECTION 2.9. General Provisions as to Payments. Borrower shall make each interest payment on the Loan not later than 1:00 P.M. (New York City time) on the date when due, by wire or electronic transfer in Federal or other funds immediately available, to Lender at the account established by or for the benefit of Lender in accordance with the instructions set forth on Exhibit C, or to such other account or accounts in the continental United States as Lender may from time to time designate by not less than fifteen days prior written notice to Borrower.

                  SECTION 2.10. Computation of Interest. Interest on the Loan hereunder shall be computed on the basis of a year of 360 days consisting of twelve 30-day months (including the first day but excluding the last day). The number of days contained in the period from any Quarterly Date to the next succeeding Quarterly Date shall be deemed to be ninety (90) days, and the interest on the Loan shall be payable in four equal quarterly installments on each Quarterly Date occurring during any calendar year, through and including the last calendar day of the calendar month in which such Quarterly Date occurs, notwithstanding the fact that such payment is being made on the Business Day immediately preceding the 30th day of the applicable calendar month. Notwithstanding anything else stated herein to the contrary, with respect to the period from the Closing Date to the first occurring Quarterly Date, interest on the Loan shall accrue based upon the actual number of days contained in each such period.

                  SECTION 2.11. Interest on Reimbursable and Other Amounts. If, pursuant to the terms of any Loan Document, Lender shall have the right to make and shall make any payment on behalf of Borrower, or shall have the right to incur and shall incur any expense for which Lender is entitled to reimbursement pursuant to the terms of the Loan Document, Borrower shall reimburse Lender for the amount so paid or incurred by Lender within three (3) Business Days after demand therefor, or, if an Event of Default has occurred and is continuing, on demand, and any amounts not paid when due shall bear interest, payable on demand, for each day they remain due and unpaid at the Default Rate as in effect for such day. Such interest, and any other interest on the obligations under the Loan Documents payable at the Default Rate pursuant to the terms of the Loan Documents, shall accrue through the date paid notwithstanding any intervening judgment of foreclosure or sale.

                                    ARTICLE 3
                                   CONDITIONS

                  SECTION 3.1. Conditions to Borrowing. The obligation of Lender to make the Loan on the date of the Borrowing is subject to the satisfaction of the following conditions by Borrower:

                  (a) receipt by Lender of a duly executed Note of Borrower payable to the order of Lender, in the form of Exhibit A hereto, dated on or before the Closing Date;

                  (b) receipt by Lender of opinions of counsel covering such matters reasonably requested by and in form and substance reasonably satisfactory to Lender;

                  (c) receipt by Lender of such other documents Lender may reasonably request relating to the corporate existence of Borrower, the corporate authority for and the validity of the Loan Documents, and any other matters relevant to the transactions contemplated by the Loan Documents, all in form and substance reasonably satisfactory to Lender;

                  (d) receipt by Lender of the Notice of Borrowing pursuant to
Section 2.2, unless waived by Lender;

                  (e) the fact that the representations and warranties of Borrower contained in this Agreement shall be true in all material respects on and as of the Closing Date except that any such representations and warranties which are made as of a day other than the Closing Date shall be true in all material respects as of such date; and

                  (f) the delivery of such other documents or instruments or taking of such other actions as Borrower is required to deliver or take under the Loan Documents or as Lender shall reasonably request to effectuate the transactions contemplated by the Loan Documents in accordance with the provisions thereof.

                                    ARTICLE 4
                         REPRESENTATIONS AND WARRANTIES

                  Borrower represents and warrants, for itself and on behalf of each Owner, if applicable, that:

                  SECTION 4.1. Organization and Qualification. Borrower is a corporation duly formed, validly existing and in good standing under the laws of the State of Pennsylvania and is, and will be as of the Mortgage Delivery Date, duly qualified to do business in and in good standing in the State where the Mortgaged Property (or any portion thereof) is located to the extent required under the laws of such State and has all requisite corporate power and authority to carry on its business as now conducted and to execute and deliver, and perform its obligations under, the Loan Documents to which it is a party.

                  SECTION 4.2. Authorization; No Contravention; Binding Effect.
(a) The execution, delivery and performance by Borrower of the Loan Documents, to which it is a party, are, in each case, within its corporate powers; have been duly authorized by all necessary corporate action; require no Governmental Action, except such filings as have been made and as to which any required waiting periods have elapsed; do not contravene, or constitute a default under, any provision of Applicable Law or of its certificate of incorporation or bylaws or result in the creation or (except for the Liens created by the Collateral Documents) imposition of any Lien on any of its assets, and do not contravene, or constitute a default under, any agreement, judgment, injunction, order, decree or other instrument binding upon it in a manner which would have a material adverse effect on (i) the ability of Borrower to conduct its business in the ordinary course, (ii) the financial condition of Borrower considered on a consolidated basis, (iii) the ability of Borrower to perform its obligations under this Agreement or any other Loan Document or (iv) the validity of the Liens created by the Loan Documents.

                  (b) When executed and delivered, each of the Loan Documents will constitute valid and binding agreements of Borrower and each of the Owners, to the extent that it is a party thereto, and the Note, when executed and delivered in accordance with this Agreement, will constitute a valid and binding obligation of Borrower and, if applicable, to each of the Owners, in each case enforceable in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency or similar laws relating to the enforcement of creditors' rights generally and by general equitable principles (regardless of whether such matter is considered in a proceeding at law or in equity).

                  SECTION 4.3. Litigation. Except as described in Borrower's Current Report on Form 8-K dated January 30, 1997 and Borrower's Forms 10-K and 10-Q, there is no action, suit or proceeding pending against, or, to the actual knowledge of Borrower, threatened against or affecting Borrower before any court or arbitrator or any governmental body, agency or official in which there is a substantial likelihood of an adverse decision which would materially adversely affect the ability of Borrower to perform its obligations under the Loan Documents.

                  SECTION 4.4. Regulatory Restrictions on Borrowing. Borrower is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

                  SECTION 4.5. [RESERVED]

                  SECTION 4.6. Representations in Collateral Documents True and Correct. Each of the representations and warranties of Borrower and the Owners, if applicable, to be contained in the Collateral Documents will be true and correct in all material respects on and as of the date of execution thereof.

                  SECTION 4.7. Other Representations and Warranties as to Mortgaged Property. With respect to the Mortgaged Property, Borrower represents and warrants for itself and on behalf of each of the applicable Owners, that as of the Mortgage Delivery Date:

                      (i) To the extent that Borrower is not the record owner of all of the Mortgaged Property on such date, it shall have caused the applicable Owner of such fee interest in such Mortgaged Property or Individual Property, as the case may be, to become a party to this Agreement by executing a counterpart signature page hereof and to become an Obligor under the Note, or a replacement thereof, substantially in the form of Exhibit A, in an amount not to exceed the Fair Market Value of such Owner's Mortgaged Property or Individual Property, as applicable.

                      (ii) The Borrower or the Owners, as applicable, will have good, marketable and valid record title to and be lawfully seized of an indefeasible fee simple estate in all of the Mortgaged Property, free and clear of any liens or encumbrances except for Permitted Liens and Permitted Encumbrances and will warrant and for so long as Borrower's obligations hereunder remain outstanding defend the title thereof unto Lender against any and all claims whatsoever, subject to Permitted Liens and Permitted Encumbrances and Borrower further warrants that the Mortgage shall constitute a valid lien upon the Mortgaged Property.

                      (iii) The Fair Market Value of the Mortgaged Property shall be equal to not less than the Required Value.

                      (iv) There will be no agreements pursuant to which a right of reversion, option to purchase, right of first refusal or first offer, right of approval of a purchaser or occupant or similar right exists or by which Borrower or any Owner of any Mortgaged Property is bound relating to the sale of any material portion of the Mortgaged Property or the right to purchase or obligation to sell any material portion of the Mortgaged Property.

                      (v) There are no agreements pursuant to which any third party has purchased, or has a right or option to purchase, cut or convey the standing timber located upon any material portion of the Mortgaged Property, and there are no UCC-1 Financing Statements filed or recorded against any material portion of the Mortgaged Property that constitutes "fixtures" or "goods" under the UCC, including timber.

                      (vi) Neither Borrower nor any of the Owners will have taken any action which would cause any Lien (other than Permitted Liens or Permitted Encumbrances and Liens being contested pursuant to Section 5.10) to attach to any Mortgaged Property nor will they have failed to take any action which would prevent any Lien (other than Permitted Liens and Liens being contested pursuant to Section 5.10) from attaching to any Mortgaged Property.

                      (vii) The Mortgaged Property will be in compliance in all material respects with all Applicable Laws to the extent the failure to be in compliance would have a Material Adverse Effect, and to Borrower's actual knowledge, there will be no suits, actions, writs, decrees, injunctions, orders, judgments, claims or proceedings pending or threatened or contemplated, against or with respect to the Mortgaged Property which would have a Material Adverse Effect.

                      (viii) Any information, books, records and other documents regarding the Mortgaged Property delivered to Lender by Borrower or its agents are, to Borrower's actual knowledge, true and correct in all material respects and fairly present the information contained therein.

                  SECTION 4.8. Representations and Warranties of Lender. Lender represents and warrants to Borrower as of the Closing Date that:

                      (i) Lender is a corporation, duly formed, validly existing and in good standing under the laws of the State of Delaware, is duly qualified to do business in the States where the Mortgaged Property (or any portion thereof) is located to the extent required under the laws of such States, and has all requisite corporate power and authority to carry on its business as now conducted and to execute, deliver and perform this Agreement and the other Loan Documents to be executed and delivered by Lender.

                      (ii) The execution, delivery and performance by Lender of this Agreement and the other Loan Documents to be executed and delivered by Lender are within its corporate powers, have been duly authorized by all necessary corporate action, require no Governmental Action by or in respect of, or filing with, any Governmental Authority; except such filings as have been made and as to which any required waiting periods have elapsed and do not contravene, or constitute a default under, any Applicable Laws or any provision of its certificate of incorporation or by-laws or of any material agreement, judgment, injunction, order, decree or other instrument binding upon it or result in the creation or imposition of any Lien on any of its assets.

                      (iii) This Agreement is a valid and binding agreement of Lender, enforceable against Lender in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency or other similar laws relating to the enforcement of creditor's rights generally and by general equitable principles (regardless of whether such matter is considered in a proceeding at law or in equity). When executed and delivered, the Loan Documents to be executed and delivered by Lender will be valid and binding agreements of Lender, enforceable against Lender in accordance with their respective terms, except as the enforceability thereof may be limited by bankruptcy, insolvency or other similar laws relating to the enforcement of creditor's rights generally and by general equitable principles (regardless of whether such matter is considered in a proceeding at law or in equity).

                                    ARTICLE 5
                                    COVENANTS

                  Borrower covenants and agrees that so long as any amount payable hereunder or under the Note remains unpaid:

                  SECTION 5.1. Mortgage Delivery. Borrower shall deliver or cause to be delivered to Lender:

                  (a) not later than 180 days after the Closing Date, with respect to sufficient Mortgaged Property as shall be necessary to meet or exceed the Required Value, a (A) duly executed counterpart of the Mortgage in recordable form executed by the applicable Owners of such Mortgaged Property, with respect to such Mortgaged Property; and (B) duly executed counterparts of any other Collateral Documents.

                  (b) at least five (5) Business Days prior to the Mortgage Delivery Date, a copy of a last owner search or title report with respect to each Individual Property comprising the Mortgaged Property identifying the Borrower or applicable Owner as the current legal fee owner and holder of record title to the applicable Individual Property.

                  (c) a certificate (a "Certificate") by each Owner, if applicable, representing and warranting that as of the date of execution of the Certificate and the Mortgage Delivery Date:

                      (i) The Owner is a corporation, limited partnership or other entity, as the case may be, duly formed, validly existing and in good standing under the laws of the State of its formation, and is, and will be as of the Mortgage Delivery Date, duly qualified to do business and in good standing in the State in which the Individual Property comprising the Mortgage Property is located, to the extent required by the laws of such State, and has all requisite organizational power and authority to carry on its business as now conducted and to execute and deliver, and perform its obligations under the Loan Documents;

                      (ii) That each of the representations and warranties contained in Section 4.2, Section 4.3, Section 4.4, Section 4.6 and
         Section 4.7 (as appropriately qualified or revised to reflect issues not applicable to any such Owner) of this Agreement is true and correct in all material respects on and as of the date of execution of the Certificate and the Mortgage Delivery Date; and

                      (iii) Owner agrees to be and as of the Mortgage Delivery Date will be subject to this Agreement and the Loan Documents upon execution of such documents;

                  (d) with respect to all of the Mortgaged Property, an opinion of counsel or counsels reasonably satisfactory to Lender, dated as of the Mortgage Delivery Date, covering such matters reasonably requested by, and in form and substance reasonably satisfactory to, Lender; and

                  (e) on or before the Mortgage Delivery Date, with respect to all of the Mortgaged Property, any environmental transfer or disclosure forms required by the State or the municipality in which any Individual Property is located.

                  SECTION 5.2. Information. Borrower shall deliver or cause to be delivered to Lender:

                  (a) within thirty (30) days of obtaining actual knowledge thereof, notice of the occurrence of any of the following events: (i) the failure of any of the Mortgaged Property to comply with any applicable Environmental Law the result of which such failure to comply would reasonably be expected to have a Material Adverse Effect; (ii) the issuance to any Borrower or any lessee of any Mortgaged Property (or portion thereof) or any assignee of any Borrower by any Governmental Authority of any request for information (other than in the ordinary course of Borrower's business), complaint, citation, summons, order, or notice of any violation, noncompliance or liability of any nature whatsoever with regard to such Mortgaged Property or the use thereof with respect to any applicable Environmental Laws; (iii) the receipt by Borrower of any written notice from any Governmental Authority of a pending or threatened investigation (other than routine inspection) by any Governmental Authority as to the failure of the operations of any Mortgaged Property to be in compliance with or under any applicable

Environmental Law; or (iv) the occurrence of an event or the existence of a situation which would result in a violation of or any material liability of Borrower under any applicable Environmental Law or which is likely to result in Borrower being liable to Lender for any amount by virtue of the indemnity given by Borrower pursuant to Section 7.4(a);

                  (b) within five (5) days after Borrower obtains actual knowledge of any Event of Default, if such Default is then continuing, a certificate of Borrower setting forth the details thereof and the action which Borrower is taking or proposes to take with respect thereto.

                  SECTION 5.3. Transfers. (a) From and after the Mortgage Delivery Date Borrower shall not Transfer, nor shall Borrower suffer or permit any Transfer of, the Mortgaged Property or any part thereof or interest therein, except, provided no Event of Default has occurred and is continuing: (i) Permitted Dispositions (other than Permitted Easements), (ii) Permitted Easements, subject to Borrower's compliance with Section 5.3(b), (iii) Transfers to any Subsidiary or Affiliate of Borrower; provided, that such Transfer shall be subject to the lien of the Mortgage and all of the terms and conditions of this Agreement and the other Loan Documents; and provided, further, that Borrower shall, upon the request of Lender, promptly cause to be executed and delivered to Lender an assignment and assumption agreement with respect to the obligations of Borrower under the Loan Documents, between the applicable Owner and such transferee, in form and substance reasonably satisfactory to Lender and
(iv) other Transfers permitted by Section 5.12(e), Section 7.7 and Section 7.8 hereof.

                  (b) Provided that no Material Event of Default shall have occurred and be continuing, (i) Borrower may, from time to time, execute and deliver Permitted Easements, plats or replans with respect to the Mortgaged Property, and release existing Permitted Easements with respect to any Mortgaged Property, and (ii) Lender shall, within ten (10) Business Days after Borrower's request, execute and deliver to the grantee of any Permitted Easement, a subordination agreement, subordinating the Lien of the Mortgage to such easement or similar agreement.

                  (c) Lender shall have no obligation to pay and Borrower shall pay (to the extent that non-payment by Borrower could result in an obligation to Lender) any fees or expenses directly related to the granting or entering into or the release (as the case may be) of any Permitted Easement, plat or re-plat or other agreement (such as recording fees and transfer taxes) or to the platting process (such as plat preparation costs, governmental fees and recording costs). Within ten (10) Business Days of Borrower's receipt of the executed documentation required for a transfer, platting or release, Borrower shall reimburse Lender for all of Lender's reasonable out-of-pocket expenses incurred in connection with its review of a Permitted Easement, plat, re-plat or other agreement or a release of any thereof (as the case may be). Lender agrees to execute documents in connection with re-platting of Mortgaged Property to facilitate Releases and Substitutions as permitted hereunder.

                  SECTION 5.4. Liens. Borrower shall not create or permit to be created or to remain, and shall promptly discharge or cause to be discharged, any Lien on any Mortgaged Property or any interest therein, in each case (i) whether voluntarily or involuntarily created, and (ii) whether subordinated hereto, except, in each case, Permitted Liens.

                  SECTION 5.5. Mortgage Recording: Further Assurances. (a) Notwithstanding anything to the contrary contained herein or in the Mortgage or any other Loan Document, no Recording Documents (other than the Notice Recording) shall be recorded or filed against or with respect to any Individual Property located in a Non-Recording State without the consent of the Borrower unless and until (i) either a Material Event of Default or a Downgrade Event shall occur and be continuing, (ii) Lender shall have delivered to Borrower five
(5) Business Days prior notice of Lender's intent to so record or file any of the Recording Documents and (iii) within such five (5) Business Day period, such Material Event of Default or Downgrade Event shall not have been cured or Borrower shall have failed to provide Lender with such additional security or Collateral for the payment and performance of the obligations of Borrowers under the Note and the other Loan Documents as shall be satisfactory to Lender.

                  (b) Subject to the provisions of paragraph (a) above Lender (to the extent applicable) and Borrower shall execute and acknowledge and deliver, and Borrower shall cause to be recorded or filed in the manner and place required by any present or future law the Recording Documents. Upon the happening and during the continuation of an Event of a Default, Borrower hereby irrevocably appoints for such duration Lender as its attorney-in-fact (with a power to substitute any other Person in its place as such attorney-in-fact) to act in Borrower's own name, to execute, acknowledge, deliver and record the documents described above upon the failure of Borrower to do so, and Borrower hereby irrevocably authorizes and directs any other Person to rely and act on behalf of the foregoing appointment and a certificate of the Person appointed to act under this subsection that such Person is authorized to act under this subsection. Subject to any applicable notice and cure provisions, the previous sentence shall not prevent any default in the observance of this Section 5.5(b) by Borrower from constituting an Event of Default. Borrower shall pay all costs and expenses in connection with the recording of any such Recording Documents.

                  (c) Borrower shall at its sole cost and expense, do, execute, acknowledge and deliver all such further acts, deeds, conveyances, mortgages, deeds of trust, assignments, notices of assignment and transfers as Lender shall from time to time request, which may be necessary in the reasonable judgment of Lender from time to time, to assure, perfect, convey, assign and transfer to Lender the property and rights intended by the parties to be conveyed or assigned pursuant to the Collateral Documents, or the filing, registering or recording of such Collateral Documents.

                  (d) All costs and expenses in connection with the grant to Lender of any Liens or security interests under the Collateral Documents, including mortgage, document, stamp, intangible, recording, filing and other taxes, fees and charges, Lender's reasonable legal fees and reasonable other costs and expenses in connection with the granting, perfecting and maintenance of any Liens or security interests under the Collateral Documents or the preparation, execution, delivery, recordation or filing of documents and any other acts as Lender may reasonably request in connection with the grant of such Liens or security interests shall be paid by Borrower promptly upon demand.

                  (e) Borrower shall execute an acknowledgment and reaffirmation of the Loan or other obligation hereunder or under any other Loan Document, in such form and substance and at such times from time to time, as reasonably requested by Lender.

                  SECTION 5.6. Title Insurance Upon Material Event of Default or Downgrade. If at any time a Material Event of Default or a Downgrade Event shall have occurred and be continuing and as a result thereof the Mortgage has been recorded against the Mortgaged Property for the entire outstanding principal amount of the Loan in any Non-Recording State, Borrower shall, upon demand by Lender, deliver as soon as practicable to Lender or its designee, with respect to the Mortgaged Property or such Individual Property as designated by Lender, a mortgagee's policy or policies of title insurance on American Land Title Association or local equivalent forms and in form and substance reasonably satisfactory to Lender, issued by the Title Company, insuring the Lien created under the Mortgage encumbering such Mortgaged Property in such amounts as are designated by Lender (which shall not, in the aggregate exceed the then outstanding principal amount of the Loan), subject only to Permitted Liens and Permitted Encumbrances, and containing such reinsurance agreements, affirmative assurances and endorsements, including a first-dollar endorsement, a last-dollar endorsement and a tie-in endorsement, as are reasonably and customarily required by lenders for similar transactions secured by properties similar to the Mortgaged Property in size, location and utility, if available in the State where such portion of the Mortgaged Property is located, with all premiums, expenses and fees paid or caused to be paid by Borrower. Borrower shall execute and deliver to the Title Company an owner's affidavit typically required by such companies in connection with the issuance of such policy of title insurance and sufficient to permit the customary omission of the standard exceptions. To the extent there has occurred and is continuing a Material Event of Default, if a Substitute Property is substituted for a Released Property for the Mortgaged Property as to which a mortgagee's title policy has been issued pursuant to this Section 5.6, then a like amount of title insurance shall be purchased for such Substitute Property at Borrower' cost and expense.

                  SECTION 5.7. Environmental Covenant. Borrower shall not cause or permit or suffer, and shall require its subtenants and its and their respective agents, employees, contractors, licensees and invitees not to cause or permit or suffer, the existence, use or release (including a release as defined in 42 U.S.C. Sections 9601(22), a "Release"), generation, treatment, storage, recycling, transportation or disposal of any Hazardous Substances (each, a "Regulated Activity") on or in any Mortgaged Property in a manner which could reasonably be expected to have a Material Adverse Effect on the Mortgaged Property under any Environmental Law. Borrower shall comply, and shall require its employees and its subtenants and assigns and its and their respective agents, employees, contractors, licensees and invitees to comply, in all material respects, with all applicable Environmental Laws. In the event that any portion of the Mortgaged Property is not in compliance in all material respects, with all applicable Environmental Laws, Borrower covenants that it shall either
(A) within thirty (30) days of Borrower's actual knowledge of such event, effect a Release or Substitution of such portion of the Mortgaged Property pursuant to
Section 7.7 hereof, in accordance with all of the applicable criteria set forth in 7.7 for a Release or Substitution, as the case may be, or (B) use all commercially reasonable efforts to remedy, or cause to be remedied in a timely manner (and in any event within the time period permitted by applicable Environmental Laws), such non-compliance, subject, however to Borrower's right to contest alleged non-compliance of such Environmental Laws in accordance with
Section 5.10. Borrower shall require that any Alterations of any Mortgaged Property undertaken by, through or under the Borrower be done in material compliance with applicable Environmental Laws.

                  SECTION 5.8. Impositions. Borrower shall (i) subject to
Section 5.10, duly and punctually pay all Impositions prior to the delinquency date thereof; (ii) subject to Section 5.10, duly and punctually file all returns and other statements required to be filed with respect to any Imposition prior to the delinquency date thereof (iii) within five (5) Business Days after their receipt thereof, notify Lender of the receipt by Borrower of any notice of default in the payment of any Imposition or in the filing of any return or other statement relating to any Imposition and simultaneously furnish to Lender a copy of such notice of default; and (iv) not make deduction from or claim any credit on any Secured Obligation by reason of any Imposition and, to the extent permitted under Applicable Law, Borrower hereby irrevocably waives any right to do so.

                  SECTION 5.9. Legal and Insurance Requirements. (a) Borrower represents and warrants that as of the Mortgage Closing Date, (i) the Mortgaged Property and the use and operation thereof will comply, in all material respects, with all Legal Requirements and Insurance Requirements, (ii) to the actual knowledge of Borrower, there will be no material default under any Legal Requirement or Insurance Requirement, and (iii) the execution, delivery and performance of the Mortgage with respect to the Mortgaged Property will not contravene any provision of or constitute a violation of any Legal Requirement or Insurance Requirement the result of which failure to comply would reasonably be expected to have a Material Adverse Effect.

                  (b) Borrower shall (i) duly and punctually comply with and cause the Mortgaged Property to comply in all material respects with all Legal Requirements and Insurance Requirements the result of which failure to comply would reasonably be expected to have a Material Adverse Effect, other than Legal Requirements and Insurance Requirements, the validity or applicability of which are being contested pursuant to Section 5.10; and (ii) procure, maintain and duly and punctually comply in all material respects with all Permits required for any construction, reconstruction, repair, alteration, addition, improvement, maintenance, use and operation of the Mortgaged Property as conducted from time to time other than Permits, the necessity of which are being contested pursuant to Section 5.10.

                  SECTION 5.10. Permitted Contests. Borrower may contest and/or settle at its expense, by appropriate proceedings conducted in good faith and with due diligence, with respect to any Mortgaged Property, any Legal Requirement, any Insurance Requirement or any Imposition without Lender's consent; provided that (i) no Material Event of Default shall have occurred and be continuing at any time during such contest; (ii) such Mortgaged Property is not in material danger of being sold (or be subject to imminent sale), forfeited or lost, as a result of such contest or proceedings; (iii) if the Mortgage shall have been recorded, there shall not be a material risk of the loss of priority of the

Lien of the Mortgage with respect to such Mortgaged Property; (iv) in the case of any Legal Requirement, Lender is not in danger of any criminal or material civil penalty or any other material liability for failure to comply therewith unless, in the case of any such civil penalty or other material liability or risk of loss of priority, Borrower furnishes to Lender security reasonably satisfactory to Lender against such penalty or liability.

                  SECTION 5.11. Insurance. (a) Borrower shall have the right to self-insure against loss or damage to the Mortgaged Property as a result of fire or other casualty and against liability for death or injury to persons thereon (except if self insurance is prohibited by Applicable Laws) and shall notify Lender in writing of its election to self-insure. Borrower shall pay all self-insured and deductible amounts in the same manner and to the same Persons as and when such amounts are to be paid under the applicable Loan Documents if such amounts were Insurance Proceeds and such self-insurance must afford the same benefits and coverages that Lender would have if Borrower had maintained the insurance required under this Section 5.11 with third-party insurers.

                  (b) In the event Borrower does not elect to self-insure under
Section 5.11(a) above, Borrower shall maintain or cause to be maintained in full force and effect casualty and liability insurance policies (including a blanket policy of coverage) with respect to the Mortgaged Property and in the amounts and covering such risks as are usually covered by prudent owners or operators engaged in similar businesses involving similar properties in the same general area as the Mortgaged Property.

                  SECTION 5.12. Additional Covenants. (a) Borrower shall duly and promptly (i) pay the principal and interest on the Note or Eligible Indebtedness, as applicable, and all other monetary obligations hereunder or under any other Loan Document, on the dates due and in the manner provided herein, and (ii) duly and punctually observe and/or perform all of the other covenants or conditions set forth herein as in the other Loan Documents to be observed or performed by Borrower.

                  (b) Borrower may not, and may not permit any Affiliate or Subsidiary to, issue, incur, assume, guarantee or suffer to exist any indebtedness for borrowed money secured by a pledge of, lien on, or security interest in, the Mortgaged Property that is not subordinate to the lien of the Mortgage, except for Permitted Liens and Permitted Encumbrances.

                  (c) Borrower will not, and will not permit any Subsidiary to, directly or indirectly, create, incur, assume or suffer to exist, any mortgage, pledge, security interest or lien (a "Financing Lien") of or upon any of their respective properties or assets, whether real or personal, tangible or intangible, or otherwise, whether owned at the Closing Date or thereafter acquired ("Property"). This limitation does not apply, however, to any of the following: (1) the Mortgage to be granted in favor of the Lender to secure the Note; (2) Financing Liens on any Property created or assumed contemporaneously with (or within 120 days after) the acquisition of such Property to secure or provide for the payment or refinancing of all or any substantial part of the purchase price of such Property or the cost of improvements to such Property; provided that (i) the principal amount of the Indebtedness secured by such Financing Liens does not exceed 100% of the costs of such Property and/or improvements and (ii) such Financing Liens shall not apply to any Property of Borrower or any Subsidiary, other than the acquired Property and any improvements with respect thereto; (3) Financing Liens on any Property existing at the time of acquisition thereof; provided, that such Financing Liens (i) shall not extend to any Property of Borrower or any Subsidiary other than the Property so acquired and (ii) are not incurred in connection with or in contemplation of the acquisition of the Property acquired;
(4) Financing Liens on any Property to secure Indebtedness of a Subsidiary to Borrower or to another Subsidiary; (5) Financing Liens for Impositions not yet due or which are being contested in accordance with Section 5.10 hereof; (6) warehousemen's, mechanics', carriers', materialmen's, repairmen's and other like Financing Liens incurred in the ordinary course of business, and Financing Liens securing reimbursement obligations with respect to trade letters of credit, banker's acceptances and sight drafts incurred in the ordinary course of business which encumber documents and other property relating to such letters of credit, banker's acceptances and sight drafts; (7) Financing Liens existing on the date of this Agreement; (8) in addition to Financing Liens incurred in connection with any Indebtedness permitted by any other provision of this
Section 5.12(c), Financing Liens securing indebtedness in an aggregate principal amount which does not in the aggregate at the time any such Financing Lien is incurred, exceed 10% of Consolidated Net Tangible Assets; (9) Financing Liens on any Property in favor of the United States of America or any State thereof or the Commonwealth of Puerto Rico, or any department, agency or instrumentality or political subdivision of the United States of America or any State thereof or the Commonwealth of Puerto Rico, to secure partial, progress, advance or other payments, or other obligations pursuant to any contract or statute or to secure any indebtedness or other obligations incurred for the purpose of financing all or any part of the cost of acquiring, constructing or improving the Property subject to such Financing Liens (including Financing Liens incurred in connection with pollution control, industrial revenue, Title XI maritime financings or similar financings); (10) Financing Liens on timberlands in connection with an arrangement under which Borrower and/or one or more Subsidiaries are obligated to cut or pay for timber in order to provide the lienholder with a specified amount of money, however reasonably determined; or (11) any extension, renewal or replacement (or successive extensions, renewals or replacements) in whole or in part, of any Financing Lien referred to in the foregoing clauses (1) to (10) inclusive; provided, however, that the principal amount of Indebtedness secured thereby shall not be in excess of the outstanding principal amount of Indebtedness so secured at the time of such extension, renewal or replacement, and that such extension, renewal or replacement shall be limited to all or a part of the Property which secured the Financing Lien so extended, renewed or replaced (plus improvements on such property).

                  (d) Borrower will not, nor will it permit any Subsidiary to, enter into directly or indirectly any arrangement with any person (other than Borrower or any Subsidiary) providing for the leasing by Borrower or a Subsidiary of any Property (except for temporary leases for a term, including any renewal thereof, of not more than three years), which Property has been or is to be sold or transferred by the Borrower or such Subsidiary to such person (herein referred to as a "Sale and Lease-Back Transaction"), unless either (1) Borrower or such Subsidiary would be entitled under Section 5.12(c) hereof to incur Indebtedness secured by a Financing Lien on the Property to be leased equal to or exceeding the amount of the net proceeds received by Borrower or such Subsidiary with respect to such Sale and Lease-Back Transaction or (2) within 90 days after the effective date of any such Sale and Lease-Back Transaction, Borrower or such Subsidiary applies an amount (net of applicable taxes) equal to the greater of (x) the net proceeds of such sale or transfer and
(y) the fair value at the time of the transaction (as determined by the Board of Directors) of the property so leased to the retirement (other than any mandatory retirement) of any funded Indebtedness of Borrower or any Subsidiary which by its terms is senior to, or pari passu with, the Note.

                  (e) Borrower shall not consolidate with or merge into any other corporation or sell, lease, convey, transfer or otherwise dispose of all or substantially all of its properties or assets in one transaction or a series of related transactions to any person unless:

                      (1) the corporation formed by such consolidation or into which the Borrower is merged or the person which acquires by conveyance or transfer the properties and assets of the Borrower substantially as an entirety shall be a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia, and the transferee or successor corporation, if other than the Borrower, shall expressly assume, by an agreement supplemental hereto, executed and delivered to the Lender for the Note, in form satisfactory to such Lender, the due and punctual payment of the principal of and interest, if any, (including all additional amounts, if any, payable pursuant to this Agreement) on the Note and the performance of every covenant of this Agreement on the part of the Borrower to be performed or observed;

                      (2) immediately after giving effect to such transaction, no Event of Default with respect to the Note, and no event which, after notice or lapse of time or both, would become an Event of Default with respect to any series of the Note, shall have happened and be continuing; and

                      (3) the Borrower has delivered to the Lender a certificate by an officer of Borrower, in a form and substance reasonably satisfactory to Lender, and an opinion of counsel, in a form and substance reasonably satisfactory to Lender, each stating that such consolidation, merger, conveyance or transfer and such supplemental agreement comply with the applicable provisions of this Agreement and that all conditions precedent provided for in this Section 5.12(e) relating to such transaction have been complied with.

                  For purposes of this Section 5.12 hereof,

                  "Capitalized Lease Obligation" means obligations under a lease that are required to be capitalized for financial reporting purposes in accordance with generally accepted accounting principles, and the amount of Indebtedness represented by such obligations shall be the capitalized amount of such obligations determined in accordance with generally accepted accounting principles.

                  "Consolidated Net Tangible Assets" means the aggregate amount of assets (less applicable reserves and other properly deductible items) after deducting therefrom (a) total current liabilities (excluding debt or any guaranty thereof due within 12 months), (b) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles, all as set forth in the most recent consolidated balance sheet of Borrower and its consolidated subsidiaries and computed in accordance with generally accepted accounting principles.

                  "Indebtedness" of any person shall mean, at any date, any of the following (without duplication): (a) all obligations unconditional or contingent, of such person for borrowed money or evidenced by bonds, debentures, notes or other similar instruments or letters of credit; (b) all obligations of such person to pay the deferred purchase price of property or services, except accounts payable and accrued liabilities, in each case, arising in the ordinary course of business;
(c) Capitalized Lease Obligations of such person; (d) reimbursement obligations of such person with respect to letters of credit; (e) all Indebtedness of others secured by a lien on any asset of such person, whether or not such indebtedness is assumed or guaranteed by such person; and (f) all Indebtedness of others guaranteed by such person; and the amount thereof shall be the outstanding principal balance of any such unconditional obligations as described in (a) through (f) and the maximum liability of any such conditional obligations at such date.

                  "Subsidiary" means any corporation, partnership or other entity the outstanding securities or interests of which having ordinary voting power to elect a majority of the board of directors or similar governing body of such corporation, partnership or other entity (whether or not any other class of securities has or might have voting power by reason of the happening of a contingency) are at the time owned or controlled directly or indirectly by the Issuer or one or more Subsidiaries or by the Issuer and one or more Subsidiaries.

                                    ARTICLE 6
                                    DEFAULTS

                  SECTION 6.1. Events of Default. Any of the following occurrences or acts shall constitute an "Event of Default":

                  (a) Borrower shall fail to pay when due hereunder or under the Note or Eligible Indebtedness, as applicable, (i) any interest on the Loan and such failure shall continue for thirty (30) days or (ii) the principal amount of the Loan;

                  (b) Borrower shall fail to make any payment due under the Loan Documents other than as described in Section 6.1(a) when the same shall become due and such failure shall continue for sixty (60) days after Lender shall have given Borrower written notice specifying such default and demanding the same be cured;

                  (c) Except as to Section 6.1(h), Borrower shall fail to observe or perform any other covenant contained herein or in any other Loan Document, including any Transfer of the Mortgaged Property in violation of the provisions of any of the Loan Documents, for sixty (60) days after notice of such failure has been given to Borrower by Lender; provided that if such failure is susceptible to cure but not within such sixty (60)-day period then Borrower shall have such additional time as shall be reasonably necessary to complete such cure, as long as Borrower has commenced taking steps to cure such failure within sixty (60) days of such notice and continues diligently and in good faith to pursue the cure to completion, it being intended that the time within which to cure shall be extended for such period as may be necessary to complete the curing of the same in good faith and with due diligence;

                  (d) Either Borrower or any of the Owners shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing;

                  (e) an involuntary case or other proceeding shall be commenced against Borrower or any of the Owners seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of ninety (90) days;

                  (f) any representation or warranty of Borrower or any of the Owners set forth herein or in any other Loan Document to which it is a party, or in any notice, certificate, demand, request or other document or instrument delivered by the Borrower in connection with this Agreement or pursuant hereto or in connection with or pursuant to any other Loan Document shall prove to have been incorrect or misleading (x) in any material respect when made and (y) at the time of discovery is material and is not cured within sixty (60) days of notice thereof by Lender to Borrower specifying such default and demanding that the same be cured (or, in the case of a default which is curable but cannot be cured with the payment of money and which cannot with due diligence be wholly cured within such sixty (60)-day period, if Borrower shall fail to commence to cure the same within said sixty (60)-day period, or, having promptly so commenced to cure the same shall fail thereafter to prosecute the curing thereof in good faith and with all due diligence, it being intended that the time within which to cure shall be extended for such period as may be necessary to complete the curing of the same in good faith and with due diligence);

                  (g) the estate or interest of Borrower in any material portion of the Mortgaged Property shall be levied upon or attached in any proceeding and such process shall not be vacated or discharged within ninety (90) days after such levy or attachment, unless Borrower shall be contesting such levy or attachment in accordance with the requirements of Section 5.10.

                  (h) Borrower shall fail to satisfy, in all material respects, the requirements of Section 5.1 within 180 days of the Closing Date.

                  Notwithstanding anything contained in Sections 6.1(c) or 6.1(f) to the contrary, with respect to any representation or warranty referred to in Section 6.1(c) or Section 6.1(f) or any other covenant relating to Permitted Encumbrances, title or survey matters or any other similar documents or agreements relating to the use of any Mortgaged Property, the fact that (a) the representation or warranty was incorrect or misleading or (b) a covenant was breached shall not (x) give rise to a right of Lender to cause Borrower to cure any such breach of a covenant or (y) constitute an Event of Default, unless and until the fact that the representation or warranty was incorrect or misleading or the covenant was breached gives rise to a Material Adverse Effect.

                  SECTION 6.2. Remedies. Upon the occurrence of an Event of Default, Lender may by notice to Borrower (i) declare the Loan and the Note or Eligible Indebtedness, as applicable, to be, and the Loan shall thereupon become, immediately due and payable without any additional presentment, demand, protest or other notice of any kind, all of which are hereby waived by Borrower and (ii) demand payment of the principal of and accrued and unpaid interest (including interest on overdue interest in accordance with Section 2.5) on the Note or Eligible Indebtedness, as applicable; provided that in the case of any of any Event of Default specified in Section 6.1(d), 6.1(e), or 6.1 (h), without any notice to Borrower or any other act by Lender, the Loan and the Note or Eligible Indebtedness, as applicable (together with accrued interest thereon) shall be immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by Borrower and (iii) from and after the Mortgage Delivery Date, exercise any rights or remedies set forth in the Mortgage.

                                    ARTICLE 7
                                  MISCELLANEOUS

                  SECTION 7.1. Notices. (a) All notices, requests, demands, consents, approvals and other communications hereunder shall be in writing and shall be deemed to have been given (i) if mailed by first class registered or certified mail, postage prepaid, upon actual receipt or refusal to accept, (ii) if deposited for overnight delivery with a nationally recognized courier service, upon receipt or refusal to accept, or (iii) if delivered by hand, upon receipt or refusal to accept, in each case addressed or directed as follows:

                           (A)      if to Borrower:

                                    P.H. Glatfelter Company
                                    228 South Main Street
                                    Spring Grove, Pennsylvania 17362
                                    Attention: Corporate Secretary

                                    with copies to:

                                    Ballard Spahr Andrews & Ingersoll
                                    1735 Market Street
                                    Philadelphia, Pennsylvania 19103
                                    Attention: Morris Cheston, Jr.

                           (B)      if to Lender:

                                    GWS Valuch, Inc.
                                    P.O. Box 7048
                                    Wilmington, Delaware 19803
                                    Attention: Corporate Secretary

                  (b) On the Closing Date, or thereafter upon not less than fifteen (15) days' written notice to the other party, Lender and Borrower shall have the right to (i) add a copy party or copy address to those specified above,
(ii) change its address specified above and (iii) change its copy addressee or copy address specified above or specified in a notice delivered pursuant to clause (i) above.

                  SECTION 7.2. No Waivers. No failure or delay by Lender in exercising any right, power or privilege hereunder or under the Note or Eligible Indebtedness, if applicable, or any Collateral Document shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein and therein provided shall be cumulative and not exclusive of any rights or remedies provided at law or in equity.

                  SECTION 7.3. Expenses. Borrower shall pay to Lender within ten
(10) days after receipt of Lender's demand therefor: (a) all reasonable out-of-pocket expenses of Lender, including fees and disbursements of counsel for Lender, mortgage, document, stamp, intangible, recording, filing and other taxes, fees and charges in connection with the preparation, recording, filing and administration of the Loan Documents, including, subject to the other provisions of this Agreement, the amount of any Impositions which Lender may have paid by reason of the Lien of any of the Mortgages or to free any of the Mortgaged Property from any Lien thereon (other than Permitted Liens or any Lien arising by, through or under Lender or any Secured Party), any waiver or consent thereunder or any amendment thereof or any Event of Default or alleged Event of Default thereunder; (b) the amount of any and all reasonable out-of-pocket expenses, including the fees and disbursements of outside counsel, the allocated costs and disbursements of inside counsel and of any other experts or agents, which Lender may incur, in connection with preserving the validity, perfection, rank and value of the Lien of any Collateral Document or in connection with any prepayment under Section 2.6 or 2.7, or any substitution of Collateral under
Section 7.7; and (c) if an Event of Default shall have occurred and be continuing, all reasonable out-of-pocket expenses incurred by Lender, including (without duplication) the fees and disbursements of outside counsel, the allocated costs and disbursements of inside counsel for work on any matters relating to such Event of Default and the fees and disbursements of any other experts or agents, in connection with such Default and collection, bankruptcy, insolvency and other enforcement proceedings resulting therefrom.

                  SECTION 7.4. Indemnification. (a) Borrower shall be liable for and pay and shall indemnify, hold harmless and defend Lender and its Affiliates and the directors, officers, agents, employees, partners, members, principals and shareholders of each of them and each of their successors and assigns (each an "Indemnified Party") from and against all Claims by a third party, Claims arising from facts or circumstances occurring prior to the making of the Loan, during the period that any portion of the Loan is outstanding, or after the Loan has been repaid in full from or in connection with any of the following: (i) this Agreement, the other Loan Documents, the Mortgaged Property, the Mortgage or the performance or non-performance of any of the terms hereof or thereof by Borrower or any other Person (other than an Indemnified Party), or the enforcement of any of the terms hereof or thereof; (ii) the ownership, possession, use, operation, condition, transfer of title, abandonment, sale or other disposition of the Mortgaged Property; (iii) any accident, injury to or death of persons or loss of property occurring on, in or about the Mortgaged Property or any part thereof or on the adjoining sidewalks, curbs, adjacent property or adjacent parking areas, street or ways; (iv) the performance of any labor or services or the furnishing of any materials or other property in respect of the Mortgaged Property or any part thereof; (v) any other act, omission, conduct or misconduct of Borrower, any lessee of any of the Mortgaged Property, or any of their respective agents, contractors, subcontractors, servants, employees, licensees or invitees, to the extent the same relate to a specific Mortgaged Property and arise as a result of an event occurring prior (a) to any foreclosure and sale of such Mortgaged Property by Lender pursuant to any Collateral Document or (b) Lender having actual and immediate possession custody or control of the Mortgaged Property; (vi) any contest conducted pursuant to
Section 5.10 or 7.4(b); (vii) any matters arising under or relating to any applicable Environmental Law; (viii) the occurrence of any Regulated Activity at any time; (ix) the actual or alleged Release, threatened Release or presence of any Hazardous Substances at, on, in, from or under the Mortgaged Property at any time; (x) the failure of any Mortgaged Property to comply with Applicable Laws, Agreements and Permits; (xi) the failure of Borrower to remove and discharge of record, in accordance with the provisions of this Agreement, any Liens affecting any Mortgaged Property, or the existence of any Liens affecting, or any defects in Owner's fee title to the Mortgaged Property, in any case, other than Permitted Liens or Permitted Encumbrances; and (xii) any exercise by any Person of any right to use the surface or subsurface of any Property for the extraction or development of minerals (including oil and gas), in each case other than any Claim based upon any Permitted Encumbrances or any Permitted Dispositions. Notwithstanding the foregoing, neither Borrower nor any Owner shall be liable to pay or indemnify, hold harmless or defend any Indemnified Party from and against any Claim (x) related to a change in interest rates, property values or other general economic conditions or (y) to the extent such Claim arises out of the willful misconduct or gross negligence of any Indemnified Party or accrues during any period of time Lender has actual and immediate possession, custody or control of the Mortgaged Property; provided, however, that the term "gross negligence' shall not include negligence imputed as a matter of law to such Indemnified Party solely by reason of such Indemnified Party's interest in any Mortgaged Property or Lender's failure to act in respect of matters which are the obligations of Borrower under the Loan Documents or by reason of the negligence or willful misconduct of Borrower, their Affiliates and their respective shareholders, directors, officers, employees and agents regardless of whether such Persons or parties are acting as agent of Lender or on its behalf.

                  (b) Lender or the applicable Indemnified Party shall notify Borrower in writing as soon as practicable after it learns that a Claim or potential Claim with respect to which Borrower's indemnification obligation under Section 7.4(a) applies or has been alleged to apply. Borrower and its insurers shall have the right (in each such case at Borrower's sole cost and expense) to investigate such Claim or potential Claim and, provided that:

                      (i) as soon as required in order to respond in a timely manner, including, without limitation, within a time period sufficient to respond to any notice of any Claim for which any Indemnified Party seeks indemnification hereunder, but in any event within thirty (30) days of Borrower's receipt of written notice thereof, Borrower shall notify Lender in writing whether or not it intends to defend such Claim; and

                      (ii) a Material Event of Default shall not be continuing on either the date upon which Borrower shall send notice under clause
         (i) above or the date upon which Borrower seeks to commence the defense in question;

to defend or contest any such Claim for which indemnification is sought pursuant to this Section 7.4 with counsel selected by Borrower and reasonably acceptable to such Indemnified Party (in the case of an insurer, counsel selected by the insurer shall be deemed acceptable), and each Indemnified Party potentially entitled to indemnification with respect to such Claim, at the request of Borrower, shall reasonably cooperate at Borrower's sole cost and expense with Borrower or its insurers with respect thereto, and provided, further, that if, in the opinion of such counsel or any Indemnified Party, an actual material conflict of interest exists between the interests of Borrower and the Indemnified Party where it is advisable for such Indemnified Party to be represented by separate counsel, such Indemnified Party may participate in the conduct of the defense of proceedings relating to such Claim and shall be represented by counsel selected by such Indemnified Party and reasonably acceptable to Borrower. In such event, Borrower shall pay the reasonable costs and expenses of such Indemnified Party's separate counsel. Except as otherwise described in this paragraph, where Borrower or the insurers under a policy of insurance maintained by Borrower undertake the defense of an Indemnified Party with respect to such a proceeding relating to a Claim, no additional legal fees or expenses of such Indemnified Party in connection with the defense of any such proceeding relating to such Claim shall be indemnified hereunder unless the fees or expenses were incurred at the written request of Borrower or such insurers. Subject to the requirement of any policy of insurance applicable to a Claim, an Indemnified Party may participate at its own expense at any judicial proceeding controlled by Borrower or its insurers pursuant to the preceding provision to the extent that such party's participation does not, in the reasonable opinion of the counsel for Borrower or its insurers conducting such proceedings, interfere with such control or, unless such Indemnified Party shall have executed a confidentiality agreement reasonably acceptable to Borrower, result in the disclosure of confidential information. Such participation shall not constitute a waiver of the indemnification provided in this Section 7.4. Borrower shall not enter into any settlement or compromise which Borrower has not agreed to discharge or with respect to which Borrower has not agreed to indemnify such Indemnified Party to such Indemnified Party's satisfaction. No Indemnified Party shall enter into any settlement or other compromise with respect to any Claim described in this Section 7.4 without the prior written consent of Borrower, unless such Indemnified Party waives its right to be indemnified under this Section 7.4 with respect to such Claim. Notwithstanding anything to the contrary contained herein, if a Material Event of Default shall occur at any time after Borrower shall have commenced to defend any Claim, Borrower shall immediately (or at such time thereafter specified by Lender) upon the demand of Lender cease defending such Claim and cooperate with Lender, in all respects, to enable Lender to defend such Claim, at Borrower's cost, with counsel selected by Lender.

                  (c) Subject to the right of Borrower and its insurer to investigate or contest the same as set forth in this Section 7.4, any amount determined to be payable under this Section 7.4 will be deemed an obligation payable within fifteen (15) Business Days from the date on which the Indemnified Party gives Borrower written notice of the Claim for indemnification hereunder, or if an Event of Default shall have occurred and is continuing, on the date of such notice. Any amounts payable pursuant to this Section 7.4 shall bear interest pursuant to Section 2.11 from the date on which they become due and payable to the date of payment. The obligations of Borrower under this Section
7.4 shall survive the termination of this Agreement.

                  SECTION 7.5. Amendments and Waivers. Any provision of any of the Loan Documents to which Borrower is a party may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by Borrower and each Owner that is a party thereto and Lender.

                  SECTION 7.6. Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

                  SECTION 7.7. Substitution and Release of Collateral. Borrower may at any time from time to time (i) substitute as Collateral one or more of Borrower's or its Affiliates' properties for the Mortgaged Property or any portion thereof (a "Substitution") that exceeds the De minimus Transfer Threshold (as defined in Section 7.8 below) or (ii) have a portion of the Mortgaged Property that exceeds the De minimus Transfer Threshold released from the Lien of the Mortgage without the substitution of additional Collateral (a "Release"), and in that connection Borrower may obtain the release of the Lien on such Mortgaged Property, by giving written notice to Lender of its intent to do so and upon satisfaction of the following conditions on or before the date of the Substitution or Release (the "Release Date"):

                  (a) no Material Event of Default shall have occurred and then be continuing;

                  (b) in the case of a Release, (i) receipt by Lender of a certificate from an authorized officer of Borrower identifying the Mortgaged Property to be released as Collateral (each, a "Released Property"), and (ii) Borrower shall have provided to Lender a certificate executed by an authorized officer of Borrower having sufficient familiarity with the Mortgaged Property, as appropriate, and the valuation thereof, which shall be certified to Lender and dated not more than ten (10) days prior to the Release Date and shall indicate that the aggregate Fair Market Value of the Mortgaged Property remaining subject to the Lien of the Mortgage following the Release of the Released Property is equal to or greater than the Required Value (such Fair Market Value of the remaining Mortgage Property being based on the assumption that Borrower has been and is at such time in compliance with the Loan Documents);

                  (c) in the case of a Substitution, (i) receipt by Lender of a certificate from an authorized officer of Borrower having sufficient familiarity with the Mortgaged Property and the valuation thereof, identifying the Released Property, and identifying one or more properties located in the United States owned by Borrower or one of its Affiliates to be added as Collateral (each, a "Substitute Property") and (ii) Borrower shall have provided to Lender a certificate executed by an authorized officer of Borrower with knowledge of the valuation of the Mortgaged Property, which shall be certified to Lender and dated not more than ten (10) days prior to the Release Date and shall indicate that (A) if the Substitution is for less than all of the Mortgaged Property, the aggregate Fair Market Value of the Substitute Property in question is equal to or greater than the aggregate Fair Market Value of the Released Property as of the date the Released Mortgage Property became subject to the Lien of the Mortgage or (B) if the Substitution is for all of the Mortgaged Property, the aggregate Fair Market Value of the Substitute Property on the date of substitution is equal to or greater than the Required Value (such Fair Market Value of the Substitute Property being based on the assumption that Borrower has been and is at such time in compliance with the Loan Documents); provided in the case of a substitution following and as the result of a Casualty or a Condemnation, the Fair Market Value of the Released Property shall be determined assuming no such Casualty or Condemnation shall have occurred;

                  (d) receipt by Lender of (i) with respect to each Substitute Property, a duly executed counterpart of a Mortgage, in recordable form, granting a Lien on such Substitute Property securing the outstanding principal balance of the Loan as of the date of the applicable substitution, any such Substitute Property being subject only to Permitted Liens and Permitted Encumbrance as of the date of substitution; (ii) duly executed counterparts of each of the other Collateral Documents relating to such Substitute Property subject to and in accordance with Section 5.5, and (iii) if such Substitute Property is substituted for a Released Property as to which a Mortgagee's title policy has been issued pursuant to Section 5.6, (A) a policy of title insurance meeting the requirements of Section 5.6 hereof and (B) evidence that (x) each such Mortgage has been or will promptly be duly filed for record in the real estate records in the appropriate county of the State where such Substitute Property covered thereby is located, (y) each of such other Collateral Agreements has been or will be so promptly filed for record, and (z) all recording, filing, mortgage, intangible and similar taxes, fees and charges with respect to such mortgage and other Collateral Agreements have been paid by Borrower or that Borrower has provided for the payment thereof;

                  (e) receipt by Lender, with respect to a Substitution of an opinion of counsel reasonably satisfactory to Lender in the State where such Substitute Property or the remaining Mortgaged Property, as applicable, is located, dated the date of the Substitution in form and substance substantially similar to the opinions first furnished to Lender pursuant to Section 5.1(d), satisfactory to Lender, provided that if the Substitute Property is located in a State with respect to which Lender has theretofore received an opinion of counsel covering such matters, an update of such opinion reasonably satisfactory to Lender shall be acceptable;

                  (f) receipt by Lender of an opinion of counsel reasonably satisfactory to Lender to the effect that there has been no change in law after the date hereof that would result in the applicable Substitution or Release adversely affecting Lender's qualification as a REIT;

                  (g) receipt by Lender, with respect to each Substitute Property, of any environmental transfer or disclosure forms required in connection with the applicable Substitution by the State or municipality in which such Substitute Property is located; and

                  (h) receipt by Lender of any other documents it may reasonably request including those relating to the organizational authority of Borrower or its Affiliates, as applicable, to grant a Mortgage on any Substitute Property, and all other matters relevant thereto, all in form and substance reasonably satisfactory to Lender; and

Upon Borrower's compliance with the conditions to the Substitution or Release, as applicable, Lender shall execute a release of the Released Property from the Lien of the Mortgage held by it or them, which release shall be in recordable form and otherwise in form and substance reasonably satisfactory to Borrower, and any other documents that Borrower may reasonably request in order to ensure the termination of the Lien held by Lender as to the Released Property. Notwithstanding the foregoing, the obligations and liabilities of Borrower, whether actual or contingent, under the Loan Documents that are expressly stated herein to survive the termination of the Lien as to such Released Property (including, without limitation, Section 7.4) shall survive such termination. Borrower shall pay all costs and expenses in connection with such substitution, including fees and disbursements of special counsel to Lender and mortgage, document, stamp, intangible, recording, filing and other taxes, fees and charges.

                  SECTION 7.8. Transfers and Release of Certain Minor Parcels.
(a) Anything in this Agreement to the contrary notwithstanding, provided that no Material Event of Default shall have occurred and be continuing under the Loan Documents at the time of the Transfer, Borrower shall be entitled to (i) Transfer (in one or more transactions) (each, "a De minimis Transfer") a portion of the Mortgaged Property that does not, when taken together with all other prior De minimis Transfers from the date of issuance of the Note, exceed either
(i) 500 acres or (ii) a Fair Market Value of $1,000,000 (the "De minimis Transfer Threshold") without the consent of Lender.

                  (b) Upon the consummation of a De minimis Transfer, the portion of the Mortgaged Property so transferred shall be automatically released from the Lien of the Mortgage pursuant to the express terms thereof, without the need for any further instrument, provided, however, that Lender, at Borrower's request and at Borrower's sole cost and expense, shall execute, acknowledge and deliver a Satisfaction and any deeds, conveyances, mortgages, amendments, assignments or releases which may be necessary or appropriate to assure the conveyance of such portion of the Mortgaged Property free and clear of the Lien of the Mortgage.

                  (c) For any calendar year in which a De minimus Transfer shall have occurred, Borrower shall, within 30 days after the expiration of such calendar year, (i) provide to Lender a certificate executed by an authorized representative of Borrower having sufficient familiarity with the Mortgaged Property and the valuation thereof which shall (A) identify, by legal description sufficient for recordation, each portion of the Mortgaged Property so transferred and released as Collateral pursuant to this Section 7.8, (B) indicate the aggregate acreage and Fair Market Value of any portion of the Mortgaged Property so transferred and released pursuant to this Section 7.8, both during the calendar year in question and cumulatively since the date of the Borrowing and (C) certify that the aggregate Fair Market Value of the Mortgaged Property remaining subject to the Lien of the Mortgage following the De minimus Transfer is equal to or greater than the Required Value (such Fair Market Value of the remaining Mortgaged Property being based on the assumption that Borrower has been and is at such time in compliance with the Loan Documents); and (ii) cause to be recorded in the appropriate county or counties a duly executed release, to reflect the release of such portion of the Mortgaged Property from the Lien of the Mortgage.

                  (d) In any calendar year in which the aggregate of all De minimus Transfers shall be equal to or greater than the De minimus Transfer Threshold, Borrower shall, in addition to providing the certifications required in clauses (A) and (B) of Section 7.8(c) above, within 30 days after the expiration of such calendar year, (i) provide to Lender a certificate executed by an authorized representative of Borrower having sufficient familiarity with the Mortgaged Property and the valuation thereof which shall certify that the aggregate Fair Market Value of the Mortgaged Property remaining subject to the Lien of the Mortgage following the most recent De Minimis Transfer during such calendar year is equal to or greater than the Required Value (such Fair Market Value of the remaining Mortgaged Property being based on the assumption that Borrower has been and is at such time in compliance with the Loan Documents); provided, that, in the event that Borrower is unable to provide such certification because the Fair Market Value of the Mortgaged Property (subsequent to the most recent De Minimis Transfer) has fallen below the Required Value solely as a result of a general decline in the market value of timberland due to general economic conditions beyond the control of the Borrower and not as a result of any such De Minimis Transfers, then it shall not be an Event of Default hereunder if Borrower shall deliver, in lieu of the required certification above, a certification substantiating the effect of the foregoing; and (ii) cause to be recorded in the appropriate county or counties a duly executed release, to reflect the release of such portion of the Mortgaged Property from the Lien of the Mortgage.

                  SECTION 7.9. Estoppel Certificates. Each party hereto agrees that, once each year within thirty (30) days after request by one of the other parties hereto, it will execute, acknowledge and deliver to such other party or a third party designated by such other party, a certificate stating (a) that the Mortgage is unmodified and in force and effect (or if there have been modifications, that the Mortgage is in force and effect as modified, and identifying the modification agreements); (b) the outstanding principal amount of the Loan and the date to which interest payments on the Loan have been paid; and (c) whether or not there is any existing Event of Default by Borrower in the payment of interest payments on the Loan.

                  SECTION 7.10. WAIVER OF JURY TRIAL. BORROWER AND LENDER EACH HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

                  SECTION 7.11. SUBMISSION TO JURISDICTION. BORROWER AND LENDER HEREBY IRREVOCABLY AND UNCONDITIONALLY: (A) SUBMIT IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT TO THE NON-EXCLUSIVE GENERAL JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY, THE COURTS OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK SITTING IN NEW YORK COUNTY AND APPELLATE COURTS FROM ANY THEREOF; (B) CONSENT THAT ANY SUCH ACTION OR PROCEEDING MAY BE BROUGHT IN ANY SUCH COURTS AND WAIVE ANY OBJECTION THAT THEY MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURTS OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT COURT AND AGREE NOT TO PLEAD OR CLAIM THE SAME; (C) AGREE THAT SERVICE OF PROCESS IN ANY SUCH ACTION OR PROCEEDING MAY BE EFFECTED IN THE MANNER SPECIFIED FOR NOTICES AND OTHER COMMUNICATIONS IN SECTION 7.1 AND SHALL BE EFFECTIVE AS PROVIDED IN SECTION 7.1; AND (D) AGREE THAT NOTHING HEREIN SHALL AFFECT THE RIGHT TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT TO SUE IN ANY OTHER JURISDICTION OR COURT HAVING JURISDICTION.

                  SECTION 7.12. GOVERNING LAW. THIS AGREEMENT AND THE NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICT-OF-LAW PROVISIONS THEREOF.

                  SECTION 7.13. Counterparts Integration. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement constitutes the entire agreement and understanding among the parties hereto and supersedes any and all prior agreements and understandings, oral or written, relating to the subject matter hereof.

                  SECTION 7.14. [RESERVED].

                  SECTION 7.15. Lost Notes. Upon receipt by Borrower of evidence reasonable and satisfactory to it of the loss, theft, destruction or mutilation of the Note or Eligible Indebtedness, as applicable, and (in case of loss, theft or destruction) of indemnity reasonably satisfactory to them, and upon surrender and cancellation of such Note or Eligible Indebtedness, if mutilated, within three
(3) Business Days thereafter, Borrower will deliver to the Lender in lieu of such Note or Eligible Indebtedness, a new note in a like unpaid principal amount, dated as of the date to which interest has been paid thereon.

                  SECTION 7.16. Termination. (a) This Agreement shall cease, terminate and thereafter be of no further force or effect (except as provided otherwise in the Loan Documents) upon the payment in full of all Secured Obligations (other than obligations that may arise from and after the date of release under any indemnification provisions included in any of the Loan Documents) and in the event that this Agreement is so terminated, the Mortgaged Property shall become free and clear of the liens, grants, security interests and conveyances evidenced by the Mortgage and the Lender shall release or cause to be released without warranty the Mortgage and the Mortgage shall be void and the terms thereof shall be of no further force and effect, except to the extent any such terms shall, by the terms of this Agreement or any other Loan Document, survive such payment in full of all the Secured Obligations and this release.

                  IN WITNESS WHEREOF, Borrower and Lender have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.


                              Borrower:

                              P.H. GLATFELTER COMPANY


                              By:_______________________________
                                 Name: R.P. Newcomer
                                 Title: Senior Vice President,
                                        Treasurer and Chief
                                        Financial Officer


                              Lender:

                              GWS VALUCH, INC.


                              By:_______________________________
                                 Name: Robert S. Wood
                                 Title: Secretary and Treasurer

                                                                       EXHIBIT A


                                 PROMISSORY NOTE

                                                                  $_____________

                                                               February __, 1997

                  FOR VALUE RECEIVED, P.H. Glatfelter Company, a Pennsylvania corporation ("Borrower") promises to pay to the order of GWS Valuch, Inc. a Delaware corporation ("Lender"), the principal amount of _____________________ AND 00/100 DOLLARS ($________.00) (or such lesser principal amount of the Loan made by Lender to Borrower pursuant to the Loan Agreement defined below as may then be outstanding) on the Maturity Date. Borrower also promises to pay interest on the unpaid principal amount of the Loan on the dates and at the rates provided for in the Loan Agreement. All such payments of principal and interest shall be made in lawful money of the United States in federal or other immediately available funds as specified in or pursuant to the Loan Agreement.

                  This Note is the Note referred to in the Loan Agreement dated as of ___________, 1997, between Borrower and Lender (as the same may be amended, supplemented or otherwise modified from time to time, the "Loan Agreement"). Terms defined in the Loan Agreement are used herein with the same meanings. Reference is made to the Loan Agreement for provisions for the repayment of the principal hereof, the calculation and payment of interest on the principal amount hereof, the prepayment of the principal amount hereof and the acceleration of the maturity hereof. The terms, covenants, and provisions of the Loan Agreement are incorporated herein by reference as if set forth in full herein.

                  The obligations of Borrower under this Note and the Loan Agreement are, or will be, secured by certain assets of Borrower pursuant to the terms and conditions of the Loan Agreement and the Collateral Documents referred to in the Loan Agreement, including certain Mortgages relating to certain Mortgaged Property referred to in the Loan Agreement.

                  This Note and the obligations of Borrower under this Note shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York, without regard to the conflict-of-law provisions thereof.

                                    __________________________________

                                    By:_______________________________
                                       Name: _________________________
                                       Title: ________________________

                                     NOTARY

                                    EXHIBIT B

                                Form of Mortgage

This instrument was prepared by
the attorney below and, when
recorded, the recorded counterpart
should be returned to:

Harvey R. Uris, Esq.
Skadden Arps Slate Meager & Flom
919 Third Avenue
New York, New York 10022


================================================================================

                  BLANKET DEED OF TRUST, [DEED TO SECURE DEBT],
                    INDENTURE OF MORTGAGE AND FIXTURE FILING

                          dated as of __________, 1997

                                       by

                     The parties listed on Schedule I hereto
                                    Grantor,

                              [__________________],
                                   Beneficiary

                                       and

                              [__________________],
                                     Trustee

                                    Property:

                         ______________________________
                            [County of _____________]
                             State of______________

================================================================================

THIS INSTRUMENT CONTAINS AFTER-ACQUIRED PROPERTY PROVISIONS. [AS MORE FULLY PROVIDED IN SECTION 1.3, THE MAXIMUM PRINCIPAL IN-DEBTEDNESS THAT UNDER ANY CONTINGENCY MAY BE SECURED BY THIS INDENTURE IS $ __________].

                                TABLE OF CONTENTS


                                                                            PAGE
                                                                            ----

PREAMBLE....................................................................  1

RECITALS ...................................................................  1

GRANTING CLAUSES............................................................  2

GRANTING CLAUSE I...........................................................  2

GRANTING CLAUSE II..........................................................  2

GRANTING CLAUSE III.........................................................  2

GRANTING CLAUSE IV..........................................................  3

GRANTING CLAUSE V...........................................................  3

GRANTING CLAUSE VI..........................................................  4

GRANTING CLAUSE VII.........................................................  4

GRANTING CLAUSE VIII........................................................  4

GRANTING CLAUSE IX..........................................................  4


                                    ARTICLE I

               DEFINITIONS, INTERPRETATION AND SECURED LOAN AMOUNT

SECTION 1.1.    Definitions.................................................  6
SECTION 1.2.    Interpretation..............................................  6
SECTION 1.3.    Limitation on Secured Loan Amount. .........................  7


                                   ARTICLE II

                   CERTAIN WARRANTIES AND COVENANTS OF GRANTOR

SECTION 2.1.    Title.......................................................  8
SECTION 2.2.    Secured Obligations.........................................  9

                                                                            PAGE
                                                                            ----

SECTION 2.3.    Status and Care of the Property; Zoning
                   and Subdivision Changes..................................  9


                                   ARTICLE III

                            CASUALTY AND CONDEMNATION

SECTION 3.1.    Casualty and Condemnation................................... 11
SECTION 3.2.    Insurance Claims and Proceeds, Condemnation Awards.......... 12


                                   ARTICLE IV

                           CERTAIN SECURED OBLIGATIONS

SECTION 4.1.    Changes in the Laws Regarding Taxation...................... 13


                                    ARTICLE V

                          DEFAULTS, REMEDIES AND RIGHTS

SECTION 5.1.    Events of Default........................................... 14
SECTION 5.2.    Remedies.................................................... 14
SECTION 5.3.    Waivers by Grantor.......................................... 17
SECTION 5.4.    Jurisdiction and Process.................................... 18
SECTION 5.5.    Sales....................................................... 18
SECTION 5.6.    Proceeds.................................................... 20
SECTION 5.7.    [Reserved].................................................. 21
SECTION 5.8.    Dealing With the Mortgaged Property......................... 21
SECTION 5.9.    Right of Entry.............................................. 21
SECTION 5.10.   Right to Perform Obligations................................ 22
SECTION 5.11.   Agents...................................................... 22
SECTION 5.12.   [RESERVED].................................................. 22
SECTION 5.13.   Assignment of Agreements and Permits........................ 22

                                                                            PAGE
                                                                            ----

                                   ARTICLE Vl

                                 FIXTURE FILING

SECTION 6.1.    Security Interest and Fixture Filing........................ 23
SECTION 6.2.    Limitation on Security Interest in Timber................... 24
SECTION 6.3.    Executive Office............................................ 24


                                   ARTICLE VII

                                  MISCELLANEOUS

SECTION 7.1.    Release of Mortgaged Property............................... 24
SECTION 7.2.    Notices..................................................... 25
SECTION 7.3.    Trustee..................................................... 25
SECTION 7.4.    Amendments in Writing....................................... 27
SECTION 7.5     Severability.................................................27
SECTION 7.6.    Binding Effect.............................................. 27
SECTION 7.7.    WAIVER OF JURY TRIAL........................................ 28
SECTION 7.8.    GOVERNING LAW............................................... 28
SECTION 7.9.    JURISDICTION................................................ 28
SECTION 7.10.   Counterparts: Integration................................... 28
SECTION 7.11.   Consents by Beneficiary..................................... 28


                                  ARTICLE VIII

                            STATE SPECIFIC PROVISIONS

SECTION 8.1.    Incorporation by Reference ................................. 29



EXHIBIT A[1]    Legal Description
EXHIBIT B       Trustee Name and Address
EXHIBIT C       State Specific Provisions
SCHEDULE 1      Grantors
SCHEDULE 2      Mortgage States
SCHEDULE 3      Trust States

                  BLANKET DEED OF TRUST, [DEED TO SECURE DEBT], INDENTURE OF MORTGAGE AND FIXTURE FILING (this "Indenture") dated as of __________, 1997 by the parties listed on Schedule 1 (collectively and individually, as the case may be, "Grantor") as mortgagor of interests in real property under this indenture as a mortgage, if the real property encumbered hereby is located in one of the States listed on Schedule 2 attached hereto (the "Mortgaged States"), as trustor of the trusts hereinafter created under this Indenture as a deed of trust if the property encumbered hereby is located in one of the States listed on Schedule 3 attached hereto (the "Trust States"), in favor of [__________], a [Delaware] corporation, having an address at [c/o ____________________] (together with its successors and assigns, the "Beneficiary"), as mortgagee of interests under this Indenture as a mortgage in the Mortgaged States, as beneficiary of the trusts hereinafter created under this Indenture as a deed of trust in the Trust States, the person or persons or entity identified as "Trustee" on the cover page hereof (herein together with his or its successors and assigns, the "Trustee").

                              W I T N E S S E T H:

                                    RECITALS

                  A. Loan. Grantor is the owner of the fee simple interest in the real property described in Exhibit A, annexed hereto. On __________, 1997 (the "Closing Date"), Beneficiary made a loan (the "Loan") to the Grantor in the original principal amount of $[__________] pursuant to that certain Loan Agreement (as amended, supplemented or otherwise modified from time to time, the "Loan Agreement") dated as of the Closing Date, between Grantor and Beneficiary, which Loan is evidenced by a certain promissory note, dated as of the Closing Date (as amended, modified, supplemented or replaced, the "Note").

                  B. Indenture. This Indenture constitutes a deed of trust, mortgage and fixture filing encumbering the Mortgaged Property, and the Lien of this Indenture is being granted to secure the payment, performance and observance of the Secured Obligations (it being understood that except to the extent the Lien of this Indenture is limited to the Secured Loan Amount as set forth on the Cover Page hereof and in Section 1.3 hereof, each of the Individual Properties secures repayment of the full amount of the Secured Obligations):

                           (i) (a) all principal of and interest (including any
                  interest which accrues after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency or reorganization of Grantor) on the Note, and (b) all other amounts payable by Grantor hereunder or under any other Loan Document; and

                           (ii) the performance and observance of each other
                  term, covenant, agreement, obligations, requirement, condition and provision to be performed or observed by Grantor hereunder or any other Loan Document.

                  C. The scheduled Maturity Date of the latest to mature of the Secured Obligations is ____________________, 2027.


                                GRANTING CLAUSES

                  NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, for the purpose of securing the due and punctual payment, performance and observance of the Secured Obligations and intending to be legally bound hereby, Grantor does hereby WARRANT, GRANT, BARGAIN, SELL, CONVEY, ASSIGN, PLEDGE, TRANSFER AND SET OVER unto Beneficiary, with all POWERS OF SALE, ASSENTS, RIGHTS OF ENTRY AND POSSESSION, AND STATUTORY RIGHTS AND COVENANTS in the State where the applicable Individual Property is located, and (to the extent covered by the UCC) does hereby GRANT AND WARRANT to Beneficiary a continuing security interest in, all estate, right, title and interest of Grantor in, to, under or derived from, all of the Grantor's property and rights described in the following Granting Clauses (all of which property and rights are collectively called the "Mortgaged Property" and such property and rights with respect to any one parcel of Land and the Improvements thereon (as such terms are defined below) is hereinafter referred to as an "Individual Property"), to wit:

GRANTING CLAUSE I.

                  Land. The parcel or parcels of land more particularly described in Exhibits A-1 through A-[_____ ] (the " Land").

GRANTING CLAUSE II.

                  Timber. All standing timber now or hereafter located on the Land (the "Timber").

GRANTING CLAUSE III.

                  Improvements. All buildings, structures, facilities and other improvements of every kind and description now or hereafter located on the Land and owned by Grantor, including all parking areas, roads, driveways, walks, fences, walls and beams; all drainage and lighting facilities and other site improvements; all water, sanitary and storm sewer, drainage, electricity, steam, gas, telephone, telecommunications and other utility equipment and facilities; all plumbing, lighting, heating, ventilating, air-conditioning, refrigerating, incinerating, compacting, fire protection and sprinkler, surveillance and security, vacuum cleaning, public address systems; all walls, floor coverings, partitions, elevators, escalators, motors, electrical, and communications wiring, machinery, pipes, fittings; and all other items of fixtures (collectively, the "Fixtures"), (provided that, to the extent any vault or similar improvement shall constitute a Fixture, the contents of any such vault or similar improvement are specifically excluded from the grant hereby made), in each case now or hereafter located on the Land or affixed to the Improvements which by the nature of their location thereon or affixation thereto are real property under Applicable Law (all of the foregoing, including the Fixtures, being collectively called the "Improvements").

GRANTING CLAUSE IV.

         Appurtenant Rights. All tenements, hereditaments and appurtenances now or hereafter relating to the Mortgaged Property; the streets, roads, sidewalks and alleys abutting the Land; all strips and gores within or adjoining the Land; all land in the bed of any body of water adjacent to the Land; all air space and rights to use air space above the Land; all development or similar rights now or hereafter appurtenant to the Land; all rights of ingress and egress now or hereafter appertaining to the Land; all easements and rights of way now or hereafter appertaining to the Land; and all royalties and other rights now or hereafter appertaining to the use and enjoyment of the Mortgaged Property (provided that, "royalties", as aforesaid, shall not include royalties or similar rights derived from the business conducted at the Mortgaged Property), including alley, party walls, support, drainage, crop, timber, agricultural, horticultural, oil, gas and other mineral, water stock, riparian and other water rights.

GRANTING CLAUSE V.

         Agreements. To the extent assignable, as to any Individual Property or the streets, sidewalks, vaults, vault spaces, curbs or gutters adjoining such Mortgaged Property, or the appurtenances to such Individual Property, or the franchises and privileges connected with or in respect of Land or the Improvements that constitute real property (collectively, the "Appurtenant Property"), all leases and subleases, restrictive covenants, deed restrictions and easements (including any applicable Permitted Encumbrances and Permitted Easements), all insurance policies (including all unearned premiums and dividends thereunder), all guarantees and warranties, all supply and service contracts for water, sanitary and storm sewer, drainage, electricity, steam, gas, telephone or other utilities and all other documents, agreements and instruments, in all of such cases now or hereafter relating to any Individual Property and all other contract rights, now or hereafter relating to the use or operation of any Individual Property together with any and all amendments, supplements, consolidations, replacements, extensions, renewals and other modifications of any thereof, exclusive of contracts related to the business conducted at the Mortgaged Property, to the extent not constituting contracts in respect of real property interests (the foregoing being collectively called the "Agreements").

GRANTING CLAUSE VI.

                  Permits. To the extent assignable, all licenses (other than Grantor's rights under any lease or license arrangement with an Affiliate of Grantor or Parent), authorizations, certificates, variances, concessions, grants, franchises, consents, approvals and other permits now or hereafter pertaining and necessary to the ownership or operation of the Land or the Improvements (the foregoing being collectively called the "Permits ").

GRANTING CLAUSE VII.

                  Proceeds and Awards. Subject to the provisions of Article III, all Insurance Proceeds and Awards, including any amounts held by a Depositary pursuant to Section 3.2(c) and including any unearned premiums, and title insurance proceeds under any title insurance policy now or hereafter held by Grantor, and all rights and other claims of any kind whatsoever (including damage, secured, unsecured, priority and bankruptcy claims) now or hereafter relating to any of the Mortgaged Property, all of which Grantor hereby irrevocably directs be paid to Beneficiary to the extent provided hereunder, to be held, applied and disbursed as provided in this Indenture.

GRANTING CLAUSE VIII.

                  Books and Records. All books and records of Grantor now or hereafter pertaining and necessary to the ownership or operation of the Mortgaged Property.

GRANTING CLAUSE IX.

                  Additional Property. All greater, additional or other estate, right, title and interest of Grantor in, to, under or derived from the Mortgaged Property now or hereafter acquired by Grantor which constitutes a real property interest or right, including all extensions, improvements, betterments, renewals, substitutions and replacements of, and additions and appurtenances to, any of the Mortgaged Property hereafter acquired by or released to Grantor or constructed or located on, or affixed to, the Mortgaged Property, in each case, immediately upon such acquisition, release, construction, location or affixation, to the extent any of the foregoing constitutes a real property interest or right, required to be subjected to the Lien hereof and all other property and rights which are by any instrument or otherwise subjected to the Lien hereof by Grantor or anyone acting on its behalf.

                  EXCLUDING HOWEVER, from the Mortgaged Property, the Lien hereof and the foregoing assignments, pledges and grants of security interests, all of Grantor's right, title and interest in and to any of the following property (such property being collectively called the "Excluded Property"): (i) any mineral resources (including coal) located beneath the surface of the Land and (ii) any Permits or Agreements if, but only to the extent that, Grantor is expressly prohibited thereunder or under any Applicable Law from granting a Lien or security interest therein or any thereof or Applicable Law provides for a default thereunder or the termination or forfeiture thereof in the event a Lien or security interest is granted therein without the consent of the appropriate Governmental Authority or other Person; provided that this provision does not limit any of Borrower's representations under Section 4.1 of the Loan Agreement and provided further that Grantor shall use reasonable efforts promptly to obtain any such consent or the waiver or termination of any such prohibition or condition requiring such consent and, upon obtaining the same, shall promptly notify Beneficiary; and provided further that if any such consent is obtained or any such prohibition or condition requiring such consent is waived, terminated or eliminated to the extent sufficient to permit any Excluded Property to become Mortgaged Property hereunder, to the fullest extent permitted under the applicable Permit or Agreement or under Applicable Law, such Excluded Property under clause (2) above only shall automatically be deemed to be included in the Mortgaged Property hereunder; and provided further that if any such prohibition or condition requiring such consent relates only to the foreclosure of a Lien or security interest or the exercise of other rights or remedies upon a default but not to the granting of a Lien or security interest, then the relevant Excluded Property under clause (2) above only nevertheless shall be deemed included in the Mortgaged Property but subject to the condition that the relevant consent must be obtained prior to foreclosure or the exercise of any other rights or remedies hereunder with respect to such Excluded Property. Nothing contained herein shall be deemed to grant any interest in the business conducted upon the Land or within or upon the Improvements and in no event shall Beneficiary or Trustee be deemed to have any interest in any copyrights, trademarks, servicemarks, logos or other intellectual property owned or licensed to or by Grantor or any of its affiliates.

                  TO HAVE AND TO HOLD the Mortgaged Property, together with all estate, right, title and interest of Grantor in, to, under or derived from the Mortgaged Property, with all the privileges and appurtenances to the same belonging, and with the possession and right of possession thereof,

                  SUBJECT, HOWEVER, to the Permitted Encumbrances.

                  WITH MORTGAGE COVENANTS and with all POWERS OF SALE, STATUTORY POWERS OF SALE and other STATUTORY RIGHTS AND COVENANTS and upon the STATUTORY CONDITIONS in the subject Mortgage State,

                  UNTO Beneficiary, as mortgagee, and its successors and assigns forever, subject to the terms hereof, forever, the Mortgaged Property if the same is located in one of the Mortgage States;

                                       OR

                  UNTO the Trustee, as trustee for the benefit of Beneficiary, to the successors of said trustee in the trust created by this Indenture, and to its or their respective successors and assigns forever, in trust, with POWER OF SALE, the Mortgaged Property if the same is located in one of the Trust States;

                  TO HAVE AND TO HOLD the Mortgaged Property, with all the privileges and appurtenances to the same belonging, and with the possession and right of possession thereof, unto the Trustee for the benefit of Beneficiary, to its and their successors in the trust created by this Indenture, and to its and their respective assigns forever, in trust, however, upon the terms and conditions set forth herein.

                  PROVIDED ALWAYS that this Indenture is upon the express condition that the Mortgaged Property shall be released from the Lien of this Indenture in full or in part in the manner and at the time provided in Section 7.1.

                  GRANTOR ADDITIONALLY COVENANTS AND AGREES WITH BENEFICIARY AS
FOLLOWS:

                                    ARTICLE I

               DEFINITIONS, INTERPRETATION AND SECURED LOAN AMOUNT


                  SECTION 1.1. Definitions. As used in this Indenture unless otherwise specified, capitalized terms used but not defined herein have the meanings assigned to them in the Loan Agreement.

                  SECTION 1.2. Interpretation. (a) In this Indenture, unless otherwise specified, (i) singular words include the plural and plural words include the singular; (ii) words which include a number of constituent parts, things or elements, including the terms Secured Obligations, Mortgaged Property, Land, Improvements, Property, Permits, Agreements, Leases and Rents shall be construed as referring separately to each constituent part, thing or element thereof, as well as to all of such constituent parts, things or elements as a whole; (iii) words importing any gender include the other gender; (iv) references to any Person include such Person's successors and assigns and in the case of a natural Person, the word "successors" includes such Person's heirs, devisees, legatees, executors, administrators and personal representatives; (v) references to any statute or other law include all applicable rules, regulations and orders adopted or made thereunder and all statutes or other laws amending, consolidating or replacing the statute or law referred to; (vi) the words "consent," "approve," "agree" and "request," and derivations thereof or words of similar import, mean the prior written consent, approval, agreement or request of the Person in question; (vii) the words "include" and "including," and words of similar import, shall be deemed to be followed by the words "without limitation"; (viii) the words "hereto," "herein," "hereof" and "hereunder," and words of similar import, refer to this Indenture in its entirety; (ix) references to Articles, Sections, Schedules or Exhibits are to the Articles, Sections, Schedules and Exhibits of this Indenture; (x) the Schedules and Exhibits to this Indenture are incorporated herein by reference;
(xi) the titles and headings of Articles, Sections, Schedules, Exhibits, subsections, paragraphs and clauses are inserted as a matter of convenience and shall not affect the construction of this Indenture; (xii) all obligations of Grantor hereunder shall be satisfied by Grantor at Grantor's sole cost and expense; (xiii) all rights and powers granted to Trustee or Beneficiary hereunder shall be deemed to be coupled with an interest and be irrevocable (subject to the provisions hereof; including Section 7.1) and (xiv) references to this Indenture, any other Loan Agreement, the Permits, Agreements or Leases include all amendments, supplements, consolidations, replacements, restatements, extensions, renewals and other modifications thereof in whole or in part.

                      (b) Grantor acknowledges that it was represented by counsel in connection with this Indenture, that it and its counsel reviewed and participated in the preparation and negotiation of this Indenture and that any rule of construction to the effect that ambiguities are to be resolved against the drafting party, Trustee or Beneficiary shall not be employed in the interpretation of this Indenture.

                  SECTION 1.3. Limitation on Secured Loan Amount. Notwithstanding anything to the contrary contained herein or in any other Loan Document, the maximum amount secured or which by any contingency may be secured by this Indenture (the "Secured Loan Amount") is [$__________ ][plus interest as provided in the Note and any amounts which may be advanced by Beneficiary to protect the Mortgaged Property or Beneficiary's interest therein, including, but not limited to, (a) taxes, charges or assessments which may be imposed by Applicable Law upon the Mortgaged Property; (b) premiums on insurance policies covering the Mortgaged Property; and (c) expenses incurred in upholding the lien of this Indenture, including but not limited to, (1) the expenses of any litigation to prosecute or defend the rights and lien created by this Indenture and (2) any amount, cost or charge to which Beneficiary becomes subrogated, upon payment, whether under recognized principles of law or equity, or under express statutory authority.]

                                   ARTICLE II

                   CERTAIN WARRANTIES AND COVENANTS OF GRANTOR

                  SECTION 2.1. Title. (a) Grantor represents and warrants that, as of the date hereof, (i) Grantor has good, marketable and valid record title to and is lawfully seized of an indefeasible estate in fee simple in the Land and the Improvements, in each case, free and clear of all Liens, encumbrances and other exceptions in and to such title except Permitted Liens and Permitted Encumbrances and (ii) this Indenture constitutes a valid, binding, enforceable obligation of Grantor and, upon recordation (to the extent provided under the Loan Agreement), will constitute a perfected mortgage Lien on the Mortgaged Property free and clear of all Liens, encumbrances and claims except Permitted Liens and Permitted Encumbrances.

                      (b) Grantor shall until the Loan is repaid or deemed repaid in full in accordance with the provisions of the Loan Agreement preserve, protect, warrant and defend (A) the estate, right, title and interest of Grantor in and to the Mortgaged Property; (B) the validity and enforceability of the Lien of this Indenture on the Mortgaged Property; and (C) the right, title and interest of Trustee or Beneficiary and any purchaser at any sale of the Mortgaged Property hereunder or relating hereto, in each case against all Liens and claims whatsoever, except Permitted Liens and Permitted Encumbrances.

                      (c) Grantor, at its sole cost and expense, shall (i) promptly correct any defect or error which may be discovered in this Indenture or other document relating thereto; and (ii) promptly execute, acknowledge and deliver, and, to the extent required under the Loan Agreement, record and re-record, register and re-register and file and refile this Indenture and any financing statements or other documents which Beneficiary may reasonably require from time to time (all in form and substance reasonably satisfactory to Beneficiary) in order (A) to effectuate, complete, perfect, continue or preserve the Lien of this Indenture on the Mortgaged Property, whether now owned or hereafter acquired, subject only to Permitted Liens, or (B) to effectuate, complete, perfect, continue or preserve any right, power or privilege granted or intended to be granted to Trustee or Beneficiary hereunder or otherwise accomplish the purposes of this Indenture.

                      (d) Nothing herein shall be construed to subordinate the Lien of this Indenture to any Permitted Lien to which the Lien of this Indenture is not otherwise subordinate. Grantor shall pay within five (5) Business Days after receiving a request therefor, the reasonable costs of, or incidental to, any recording or filing (to the extent required under the Loan Agreement) of any financing or continuation statement, or amendment thereto, to the extent permitted or required under the Loan Agreement, concerning the Mortgaged Property.

                  SECTION 2.2. Secured Obligations. Grantor shall duly and punctually pay, perform and observe the Secured Obligations in accordance with the terms and provisions of the Loan Documents.

                  SECTION 2.3. Status and Care of the Property: Zoning and Subdivision Changes. (a) Subject to the provisions of paragraph (b) below, Grantor shall, at its cost and expense, keep and maintain the Mortgaged Property in as safe condition as on the date of this Indenture (as reasonably determined by Grantor) and in such repair and condition, ordinary wear and tear excepted, as is necessary to prevent a Material Adverse Effect from occurring, and make any structural and non-structural repairs and replacements which may be required to be made upon or in connection with the Mortgaged Property in order to keep the same in such condition.

                      (b) Grantor may make additions or improvements to the Mortgaged Property with the consent of the Beneficiary, which consent shall not be unreasonably withheld, delayed or conditioned. The foregoing to the contrary notwithstanding, if Grantor complies with the requirements of clauses (i) - (v) of this Section 2.3(b) and, if applicable, with Section 2.3(d), Grantor may, without the consent of Beneficiary, at Grantor's own cost and expense, make additions, improvements or alterations to the Mortgaged Property, including (A) the construction of new Improvements and (B) the demolition of existing Improvements (1) for the purpose of constructing new improvements, (2) to the extent the continued use or operation of such existing Improvements is, as reasonably determined by Grantor, no longer economically practicable in furthering the business purposes of the Grantor or (3) in the ordinary course of Grantor's business (such structural or nonstructural additions, improvements or alterations and any such demolition in connection therewith are referred to as "Alterations"):

                      (i) No Alterations shall adversely affect the structural stability or integrity of the Improvements intended by Grantor to be permanent structures;

                      (ii) No Alterations, upon completion of such Alterations (including any demolition in connection therewith), shall reduce the Fair Market Value of the Mortgaged Property if such reduction could reasonably be expected to result in a Material Adverse Effect;

                      (iii) No Alterations shall violate, contravene or interfere with any Permitted Encumbrance or Legal Requirement if such violation, contravention or interference would cause a Material Adverse Effect;

                      (iv) All Governmental Action required in connection with each phase of the Alterations shall be obtained when required in connection with such phase (and Beneficiary shall, at Grantor's expense, join in the application for any such Governmental Action and execute and deliver any document required by Applicable Laws in connection therewith, whenever such joinder is necessary); and

                      (v) The making of any Alterations shall be performed in a good and workmanlike manner and shall be completed in compliance with all applicable Legal Requirements and any applicable Insurance Requirements.

                  Notwithstanding the foregoing, if a Material Event of Default shall have occurred and be continuing, Grantor shall not commence or continue making any such Alteration without obtaining the prior written consent of Beneficiary.

                  (c) [Reserved]

                  (d) Notwithstanding the restrictions set forth in paragraph
(ii) of Section 2.3(b) above, Grantor shall have the right, without the consent of Beneficiary, to make Alterations which result in a Material Adverse Effect, if, prior to the commencement of such Alterations, Grantor provides to Beneficiary Substitute Property having a Fair Market Value equal to the diminution in value (as reasonably estimated by Grantor) causing such Material Adverse Effect and otherwise reasonably satisfactory to Beneficiary and in a form that is reasonably satisfactory to Beneficiary and will not affect the ability of Beneficiary to qualify as a REIT; provided, however, that such Substitute Property shall consist of real property or interests therein and Grantor shall provide to Beneficiary the applicable due diligence materials described in Section 7.7 of the Loan Agreement with respect to such Substitute Property. Grantor shall deliver to Beneficiary a certificate of an authorized officer of Grantor with respect to any Alteration which Grantor reasonably believes will cause a Material Adverse Effect. Such certificate shall describe the proposed Alteration in reasonable detail and include an estimate of the amount that the Fair Market Value will be reduced and an estimate of the aggregate loan-to-value ratio (giving effect to the completion of the proposed Alteration).

                  (e) Grantor, within thirty (30) days after obtaining actual knowledge of any proposed change in the zoning that is likely to result in a Material Adverse Effect, shall provide written notice to Beneficiary of any such change and shall diligently contest the same, if the failure to so contest would result in a Material Adverse Effect, in the manner described in Section 5.9 of the Loan Agreement; provided, however, Grantor may abstain from contesting such action if, prior to the expiration of the time within which a contest must be commenced expires, Grantor shall provide to Beneficiary, in accordance with the requirements set forth in Section 2.3(d), Substitute Property having a Fair Market Value equal to the diminution in value (as reasonably estimated by Grantor) causing such Material Adverse Effect. Without the prior written consent of Beneficiary, which consent may be withheld in Beneficiary's sole and absolute discretion, Grantor shall not execute or file any

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
subdivision or other plat or map or seek any variance (or any change in any variance) of the zoning if such action shall result in a Material Adverse Effect; provided, however, Grantor may take such actions if a reduction in the Fair Market Value of the Property would cause a Material Adverse Effect if, prior to taking any such actions, Grantor shall, in accordance with the requirements set forth in Section 2.3(d), provide to Beneficiary Substitute Property having a Fair Market Value equal to the diminution of value (as reasonably estimated by Grantor) causing such Material Adverse Effect.

                  (f) Grantor shall deliver to Beneficiary a certificate of an authorized officer of Grantor with respect to any proposal to execute or deliver any subdivision or other plat or map or proposal or any variance or change in variance in the zoning which Grantor reasonably believes will materially reduce the Fair Market Value of the Mortgaged Property and/or cause a Material Adverse Effect. Such certificate shall describe the proposal in reasonable detail and include an estimate of the amount that the Fair Market Value of such Mortgaged Property will be reduced and an estimate of the aggregate loan-to-value ratio (giving effect to the completion of the actions proposed to be taken by Grantor).


                                   ARTICLE III

                            CASUALTY AND CONDEMNATION


                  SECTION 3.1. Casualty and Condemnation. (a) Grantor represents and warrants that, as of the date hereof, (i) there is no Material Casualty or Material Condemnation, (ii) there are no negotiations or proceedings which might result in a Material Condemnation and (iii) to the actual knowledge of Grantor, no Material Condemnation is proposed or threatened.

                      (b) Promptly after Grantor acquires actual knowledge of the occurrence of a Material Casualty or of any threat or pendency of a Material Condemnation, Grantor shall give Beneficiary notice thereof. If any Material Casualty occurs, Grantor shall immediately take such action as may reasonably be necessary or appropriate to preserve the undamaged portion of the applicable Individual Property and to protect against personal injury or property damage.

                      (c) Subject to Grantor's rights under the Loan Agreement, if any Material Casualty or Material Condemnation occurs, Grantor shall, to the extent necessary to prevent a Material Adverse Effect from occurring only, promptly commence and diligently pursue to completion the Restoration of the applicable Individual Property, subject to Unavoidable Delays provided that any such required Restoration commenced by Grantor shall be effected with due diligence, in a good and workmanlike manner, and in compliance with

Section 2.3, and all applicable Legal Requirements and any Insurance Requirements. The foregoing to the contrary notwithstanding, Grantor shall not be required to undertake any Restoration necessary to prevent a Material Adverse Effect from occurring provided Grantor delivers to Beneficiary Substitute Property having a Fair Market Value equal to the diminution in value (as reasonably estimated by Grantor) causing such Material Adverse Effect.

                  SECTION 3.2. Insurance Claims and Proceeds, Condemnation Awards. (a) It any Material Casualty occurs, subject to Section 3.2(c), and if Grantor is not then self-insuring against any resulting loss, (i) Grantor shall promptly make proof of loss under the applicable insurance policies and diligently pursue to conclusion its claim for the Insurance Proceeds payable thereunder and any suit, action or other proceeding necessary or appropriate to obtain payment of such Insurance Proceeds and (ii) the Net Award arising from any such Insurance Proceeds shall be applied as provided for herein or in the Loan Agreement. Subject to the provisions of the Loan Agreement, any such Net Award received by Grantor shall be held in trust by Grantor for and as the property of the Depositary (as hereinafter defined) and the Beneficiary and shall not be commingled with any other funds or property of Grantor.

                      (b) If any Condemnation occurs, or if any negotiation or proceeding is commenced which might result in a Condemnation, or if any Condemnation is proposed or threatened, subject to Section 3.2(c), Grantor shall, promptly after receiving notice or obtaining knowledge thereof, do all things deemed necessary or appropriate by Grantor to preserve Grantor's interest in such Individual Property, promptly make claim to the Awards payable with respect thereto and diligently pursue to conclusion such claim for such Awards, if the failure to take the aforesaid actions would cause a Material Adverse Effect. Subject to Grantor's rights set forth in Section 2.6 and Section 2.7 of the Loan Agreement, Net Awards with respect to any Condemnation shall be applied as provided to herein. Subject to the provisions of the Loan Agreement, any such Net Awards received by Grantor shall be held in trust by Grantor for and as the property of Beneficiary and shall not be commingled with any other funds or property of Grantor.

                      (c) In the event of any loss as a result of a Material Casualty or Material Condemnation, (i) if a Material Event of Default has occurred and is continuing either at the time such Loss occurs or at the time any Awards or Insurance Proceeds are received (or would be payable but for the fact that Grantor is self insuring), (A) Grantor shall have no right to settle, and shall not settle, any claim or proceeding relating to such Loss or the proceeds relating thereto without the consent of Beneficiary, not to be unreasonably withheld or delayed, (B) Beneficiary shall be entitled to participate in Grantor's exercise of or, if the Consent required under the foregoing clause (A) is not given, exercise, such settlement rights (and Grantor shall, upon demand thereof or by Beneficiary, reimburse Beneficiary for the reasonable cost incurred by Beneficiary in exercising such rights), and

(C) Beneficiary shall have the right, if the Net Awards in respect of a Material Casualty or Material Condemnation, to require that such proceeds be deposited with a bank, trust company or other institution (the "Depositary") selected by Grantor and reasonably acceptable to Beneficiary and be applied towards the repayment of the Loan or disbursed in connection with Restoration as provided in
Section 3.2(d), at Lender's discretion; and (ii) if no Material Event of Default has occurred and is then continuing, (A) Grantor shall not have to obtain the consent of Beneficiary to settle any claim for such proceeds and (B) the Net Awards are in respect of a Material Casualty or Material Condemnation shall be used by Grantor, at its election, but only to the extent necessary to prevent a Material Adverse Effect from occurring, to pay the cost of Restoration of the Mortgaged Property or to apply such proceeds towards the repayment of the Loan in accordance with the terms of the Loan Agreement.

                      (d) If proceeds are deposited with the Depositary pursuant to Section 3.2(c), the Depositary shall, and is hereby directed to, place such proceeds into an interest-bearing account of the Depository designated by Grantor and any interest earned on such proceeds shall be added to the funds already on deposit. Upon the completion of the Restoration, any remaining proceeds shall be paid to Grantor or Beneficiary as provided in the Loan Agreement.


                                   ARTICLE IV

                           CERTAIN SECURED OBLIGATIONS


                  SECTION 4.1. Changes in the Laws Regarding Taxation. If, after the date hereof, there shall be enacted any Applicable Law deducting from the value of the Mortgaged Property for the purpose of taxation the Lien of any Collateral Document or changing in any way the Applicable Law for the taxation of mortgages, deeds of trust or other Liens or Loans or other obligations secured thereby, or of any interest of Beneficiary in the Mortgaged Property, or the manner of collection of such taxes, so as to adversely affect this Indenture or the Secured Obligations, then upon demand by Beneficiary, Grantor shall pay all taxes, assessments or other charges resulting therefrom unless Grantor shall not, under Applicable Law, be permitted to pay such taxes, assessments or other charges, in which case Beneficiary shall be entitled to declare the Secured Obligations immediately due and payable.

                                    ARTICLE V

                          DEFAULTS, REMEDIES AND RIGHTS


                  SECTION 5.1. Events of Default. Any Event of Default under the Loan Agreement shall constitute an "Event of Default" hereunder. All notice and cure periods provided in the Loan Agreement and the other Loan Documents shall run concurrently with any notice or cure periods provided under Applicable Law.

                  SECTION 5.2. Remedies. (a) Upon the occurrence and continuance of an Event of Default but subject to the last paragraph of Section 6.1 of the Loan Agreement, Beneficiary shall have the right and power to exercise any of the following remedies and rights, subject to mandatory provisions of Applicable Law, to wit:

                      (i) to institute a proceeding or proceedings, by advertisement, judicial process or otherwise as provided under Applicable Law, for the complete or partial foreclosure of this Indenture or the complete or partial sale of the Mortgaged Property under the power of sale hereunder or under any provision of Applicable Law; or

                      (ii) to sell the Mortgaged Property, and all estate, right, title, interest, claim and demand of Grantor therein and thereto, and all rights of redemption thereof, at one or more sales, as an entirety or in parcels, with such elements of real or personal property, at such time and place and upon such terms as Beneficiary, (acting through Trustee, if applicable) may deem expedient or as may be required under Applicable Law, and in the event of a sale hereunder or under any Applicable Law of less than all of the Mortgaged Property, this Indenture shall continue as a Lien on the remaining Mortgaged Property; or

                      (iii) to institute a suit, action or proceeding for the specific performance of any of the provisions of this Indenture; or

                      (iv) to be entitled to the appointment of a receiver, supervisor, trustee, liquidator, conservator or other custodian (a "Receiver") of the Mortgaged Property to the fullest extent permitted by Applicable Law, as a matter of right and without regard to, or the necessity to disprove, the adequacy of the security for the Secured Obligations or the solvency of Grantor, and Grantor hereby, to the fullest extent permitted by Applicable Law, irrevocably waives such necessity and consents to such appointment, said appointee to be vested with the fullest powers permitted under Applicable Law, including to the extent permitted under Applicable Law those under clause (v) of this subsection (a); or

                      (v) to enter upon any of the Mortgaged Property, by Beneficiary, Trustee or a Receiver (whichever is the Person exercising the rights under this clause), and, to the extent permitted by Applicable Law, exclude Grantor and its managers, employees, contractors, agents and other representatives therefrom in accordance with Applicable Law, without liability for trespass, damages or otherwise, and take possession of the Mortgaged Property and all books, records and accounts relating thereto, and upon demand Grantor shall surrender possession of the Mortgaged Property and such books, records and accounts to the Person exercising the rights under this clause; and having and holding the same, the Person exercising the rights under this clause may use, operate, manage, preserve, control and otherwise deal therewith and conduct the business thereof, either personally or by its managers, employees, contractors, agents or other representatives, without interference from Grantor or its managers, employees, contractors, agents and other representatives; and, upon each such entry and from time to time thereafter, at the expense of Grantor and the Mortgaged Property, without interference by Grantor or its managers, employees, contractors, agents and other representatives, the Person exercising the rights under this clause may, as such Person deems expedient, (A) insure or reinsure the Mortgaged Property, (B) make all necessary or proper repairs, renewals, replacements, alterations, additions, Restorations, betterments and improvements to the Mortgaged Property and (C) in such Person's own name or, at the option of such Person, in Grantor's name as attorney-in-fact, exercise all rights, powers and privileges of Grantor with respect to the Mortgaged Property, including the right to enter into leases with respect to the Mortgaged Property, including leases extending beyond the time of possession by the Person exercising the rights under this clause; and the Person exercising the rights under this clause shall not be liable to account for any action taken hereunder, other than for rents actually received by such Person, and shall not be liable for any loss sustained by Grantor resulting from any failure to let the Property or from any other act or omission of such Person, except to the extent such loss is caused by such Person's own willful misconduct or gross negligence; or

                      (vi) with or, to the fullest extent permitted by Applicable Law, without entry upon the Mortgaged Property, in the name of Beneficiary, the Trustee or a Receiver as required by Applicable Law (whichever is the Person exercising the rights under this clause) or, at such Person's option, in the name of Grantor, to collect, receive, sue for and recover all rents and proceeds of or derived from the Mortgaged Property, and after deducting therefrom all costs, expenses and liabilities of every character incurred by the Person exercising the rights under this clause in collecting the same and in using, operating, managing, preserving and controlling the Mortgaged Property and otherwise in exercising the rights under clause (vi) of this subsection (a) or any other rights hereunder, including all amounts necessary to pay Impositions, rents, insurance premiums and other costs, expenses and liabilities relating to the Mortgaged Property, as well as reasonable compensation for the services of such

         Person and its managers, employees, contractors, agents or other representatives, to apply the remainder as provided in Section 5.6; or

                      (vii) to take any action with respect to any portion of the Mortgaged Property permitted under the Uniform Commercial Code as in effect in the State (the "UCC"); or

                      (viii) to declare the Loan or the portion thereof allocated to the applicable Individual Property pursuant to Section 6.2 of the Loan Agreement (together with interest thereon) to be immediately due and payable in accordance with Section 6.2 of the Loan Agreement and to seek a judgment for the same; or

                      (ix) to take any other action, or pursue any other remedy or right, as Beneficiary or Trustee may have under Applicable Law, including the right to foreclosure through court action, and Grantor does hereby grant the same to Beneficiary and Trustee.

                  (b) To the fullest extent permitted by Applicable Law,

                      (i) each remedy or right hereunder shall be in addition to, and not exclusive or in limitation of, any other remedy or right hereunder, under any other Loan Document, under Applicable Law, or in equity;

                      (ii) every remedy or right hereunder, under any other Loan Document or under Applicable Law may be exercised concurrently or independently and whenever and as often as deemed appropriate by the party exercising such remedy;

                      (iii) no failure to exercise or delay in exercising any remedy or right hereunder, under any other Loan Document or under Applicable Law shall be construed as a waiver of any default or Event of Default or other occurrence hereunder or under any other Loan Document;

                      (iv) no waiver of, failure to exercise or delay in exercising any remedy or right hereunder, under any other Loan Document or under Applicable Law upon any Default or other occurrence hereunder or under any other Loan Document shall be construed as a waiver of, or otherwise limit the exercise of, such remedy or right upon any other or subsequent default or Event of Default or other or subsequent occurrence hereunder or under any other Loan Document;

                      (v) no single or partial exercise of any remedy or right hereunder, under any other Loan Document or under Applicable Law upon any Event of Default or other occurrence hereunder or under any other Loan Document shall preclude or otherwise limit the exercise of any other remedy or right hereunder, under any other Loan Document or under Applicable Law upon such Event of Default or occurrence or upon any other or subsequent default or Event of Default or other or subsequent occurrence hereunder or under any other Loan Document;

                      (vi) the acceptance by Beneficiary or any other Secured Party of any payment less than the amount of the Secured Obligation in question shall be deemed to be an acceptance on account only and shall not be construed as a waiver of any default or Event of Default hereunder or under any other Loan Document with respect thereto; and

                      (vii) the acceptance by Beneficiary or any other Secured Party of any payment of, or on account of, any Secured Obligation shall not be deemed to be a waiver of any default or Event of Default or other occurrence hereunder or under any other Loan Document with respect to any other Secured Obligation.

                  (c) If Beneficiary or Trustee has proceeded to enforce any remedy or right hereunder or with respect hereto by foreclosure, sale, entry or otherwise, it may compromise, discontinue or abandon such proceeding for any reason without notice to Grantor or any other Person; and, if any such proceeding shall be discontinued, abandoned or determined adversely for any reason, Grantor, Trustee and Beneficiary shall retain and be restored to their former positions and rights hereunder with respect to the Mortgaged Property, subject to the Lien hereof except to the extent any such adverse determination specifically provides to the contrary.

                  (d) For the purpose of carrying out any provisions of Section 5.2(a)(v), 5.2(a)(vi), 5.5, 5.10 or 6.1 or any other provision hereunder authorizing Beneficiary, Trustee or any other Person to perform any action on behalf of Grantor, Grantor hereby irrevocably appoints Beneficiary, Trustee or a Receiver appointed pursuant to Section 5.2(a)(iv) or such other Person as the attorney-in-fact of Grantor (with a power to substitute any other Person in its place as such attorney-in-fact) to act in the name of Grantor or, at the option of the Person appointed to act under this subsection, in such Person's own name, to take the action authorized under Section 5.2(a)(v), 5.2(a)(vi), 5.5, 5.10 or
6.1 or such other provision, and to execute, acknowledge and deliver any document in connection therewith or to take any other action incidental thereto as the Person appointed to act under this subsection shall deem appropriate in its discretion; and Grantor hereby irrevocably authorizes and directs any other Person to rely and act on behalf of the foregoing appointment and a certificate of the Person appointed to act under this subsection that such Person is authorized to act under this subsection; provided, however, that the appointment made hereby shall only be effective for any period following the happening of and during the continuance of an Event of Default.

                  SECTION 5.3. Waivers by Grantor. To the fullest extent permitted under Applicable Law, Grantor shall not assert, and hereby irrevocably waives, any right or defense Grantor may have under any statute or rule of law or equity now or hereafter in effect relating to (i) appraisement, valuation, homestead exemption, extension, moratorium, stay, statute of limitations, redemption, marshalling of the Mortgaged Property or the other assets of Grantor, sale of the Mortgaged Property in any order or notice (including, without limitation, notice of intention to accelerate), presentment, demand, protest or other formalities of any kind; (ii) impairment of any right of subrogation, set-off, counterclaim, deduction or reimbursement; (iii) any requirement that at any time any action must be taken against any other Person, any portion of the Mortgaged Property or any other asset of Grantor or any other Person; (iv) any provision barring or limiting the right of Beneficiary or Trustee to sell any Mortgaged Property after any other sale of any other Mortgaged Property or any other action against Grantor or any other Person; (v) any provision barring or limiting the recovery by Beneficiary or Trustee of a deficiency after any sale of the Mortgaged Property; or (vi) any other provision of Applicable Law which might defeat, limit or adversely affect any right or remedy of Beneficiary under or with respect to this Indenture or any other Collateral Document as it relates to any Mortgaged Property.

                  SECTION 5.4. Jurisdiction and Process. (a) To the extent permitted under Applicable Law, in any suit, action or proceeding arising out of or relating to this Indenture or any other Collateral Document as it relates to any Mortgaged Property, Grantor (i) irrevocably consents to the non-exclusive jurisdiction of any state or federal court sitting in the State in which the applicable Individual Property is located and irrevocably waives any defense or objection which it may now or hereafter have to the jurisdiction of such court or the venue of such court or the convenience of such court as the forum for any such suit, action or proceeding; and (ii) irrevocably consents to the service of
(A) any process in any such suit, action or proceeding, or (B) any notice relating to any sale, or the exercise of any other remedy by Beneficiary hereunder by mailing a copy of such process or notice by United States registered or certified mail, postage prepaid, return receipt requested to Grantor at its address specified in or pursuant to Section 7.2. such service to be effective when such process or notice is mailed as aforesaid.

                  (b) Nothing in this Section 5.4 shall affect the right of Beneficiary or Trustee to bring any suit, action or proceeding arising out of or relating to this Indenture or any other Collateral Document in any court having jurisdiction under the provisions of any other Collateral Document or Applicable Law or to serve any process, notice of sale or other notice in any manner permitted by any other Collateral Document or Applicable Law.

                  SECTION 5.5. Sales. Except as otherwise provided herein, to the fullest extent permitted under Applicable Law, at the election of Beneficiary, the following provisions shall apply to any sale of the Mortgaged Property hereunder, whether made pursuant to the power of sale hereunder, any judicial proceeding or any judgment or decree of foreclosure or sale or otherwise:

                  (a) Beneficiary, Trustee or the court officer (whichever is the Person conducting any sale) may conduct any number of sales from time to time. The power of sale hereunder or with respect hereto shall not be exhausted by any sale as to any part or parcel of the Mortgaged Property which is not sold, unless and until the Secured Obligations shall have been paid in full, and shall not be exhausted or impaired by any sale which is not completed or is defective. Any sale may be as a whole or in part or parcels and, as provided in
Section 5.3, Grantor has waived its right to direct the order in which the Mortgaged Property or any part or parcel thereof is sold.

                  (b) Any sale may be postponed or adjourned by public announcement at the time and place appointed for such sale or for such postponed or adjourned sale without further notice.

                  (c) After each sale, the Person conducting such sale shall execute and deliver to the purchaser or purchasers at such sale a good and sufficient instrument or instruments granting, conveying, assigning, transferring and delivering all right, title and interest of Grantor in and to the Mortgaged Property sold, and shall receive the proceeds of such sale and apply the same as provided in Section 5.6. Grantor hereby irrevocably appoints the Person conducting such sale as the attorney-in-fact of Grantor (with full power to substitute any other Person in its place as such attorney-in-fact) to act in the name of Grantor or, at the option of the Person conducting such sale, in such Person's own name, to make without warranty by such Person any conveyance, assignment, transfer or delivery of the Mortgaged Property sold, and to execute, acknowledge and deliver any instrument of conveyance, assignment, transfer or delivery or other document in connection therewith or to take any other action incidental thereto, as the Person conducting such sale shall deem appropriate in its discretion; and Grantor hereby irrevocably authorizes and directs any other Person to rely and act upon the foregoing appointment and a certificate of the Person conducting such sale that such Person is authorized to act hereunder. Nevertheless, upon the request of such attorney-in-fact, Grantor shall promptly execute, acknowledge and deliver any documentation which such attorney-in-fact may require for the purpose of ratifying, confirming or effectuating the powers granted hereby or any such conveyance, assignment, transfer or delivery by such attorney-in-fact.

                  (d) Any statement of fact or other recital made in any instrument referred to in Section 5.5(c) given by the Person conducting any sale as to the nonpayment of any Secured Obligation, the occurrence of any Event of Default, the amount of the Secured Obligations due and payable, the request to Trustee or Beneficiary to sell, the notice of the time, place and terms of sale and of the Mortgaged Property to be sold having been duly given, the refusal, failure or inability of Trustee or Beneficiary to act, the appointment of any substitute or successor agent, any other act or thing having been duly done by Grantor, Trustee, Beneficiary or any other such Person, shall be taken as conclusive and binding against all other Persons as evidence of the truth of the facts so stated or recited.

                  (e) The receipt by the Person conducting any sale of the purchase money paid at such sale shall be sufficient discharge therefor to any purchaser of any Mortgaged Property sold, and no such purchaser, or its representatives, grantees or assigns, after paying such purchase price and receiving such receipt, shall be bound to see to the application of such purchase price or any part thereof upon or for any trust or purpose of this Indenture or the other Loan Documents, or, in any manner whatsoever, be answerable for any loss, misapplication or nonapplication of any such purchase money or be bound to inquire as to the authorization, necessity, expediency or regularity of such sale.

                  (f) Subject to mandatory provisions of Applicable Law, any sale shall operate to divest all of the estate, right, title, interest, claim and demand whatsoever, whether at law or in equity, of Grantor in and to the Mortgaged Property sold, and shall be a perpetual bar both at law and in equity against Grantor and any and all Persons claiming such Mortgaged Property or any interest therein by, through or under Grantor.

                  (g) At any sale, Beneficiary may bid for and acquire the Mortgaged Property sold and, in lieu of paying cash therefor, may make settlement for the purchase price by causing the Beneficiary to credit against the Secured Obligations, including the expenses of the sale and the cost of any enforcement proceeding hereunder, the amount of the bid made therefor to the extent necessary to satisfy such bid.

                  (h) If Grantor or any Person claiming by, through or under Grantor shall transfer or fail to surrender possession of the Mortgaged Property, after the exercise by Beneficiary of Beneficiary's remedies under
Section 5.2(a)(v) or after any sale of the Mortgaged Property pursuant hereto, then Grantor or such Person shall be deemed a tenant at sufferance of the purchaser at such sale, subject to eviction by means of summary process for possession of land, or subject to any other right or remedy available hereunder or under Applicable Law.

                  (i) Upon any sale, it shall not be necessary for the Person conducting such sale to have any Mortgaged Property being sold present or constructively in its possession.

                  (j) If a sale hereunder shall be commenced by Trustee or Beneficiary, Beneficiary may at any time before the sale abandon the sale, and may institute suit for the collection of the Secured Obligations or for the foreclosure of this Indenture; or if Beneficiary shall institute a suit for collection of the Secured Obligations or the foreclosure of this Indenture, Beneficiary may at any time before the entry of final judgment in said suit dismiss the same and sell or cause Trustee to sell the Mortgaged Property in accordance with the provisions of this Indenture.

                  SECTION 5.6. Proceeds. Except as otherwise provided herein or required under Applicable Law, the proceeds of any sale of, or other realization upon, the Mortgaged Property hereunder, whether made pursuant to the power of sale hereunder, any judicial proceeding or any judgment or decree of foreclosure or sale or otherwise, shall be applied and paid as follows:

                  (a) First: to the payment of all expenses of such sale or other realization, including reasonable compensation for the Person conducting such sale (which may include Trustee or Beneficiary), the cost of title searches, foreclosure certificates and reasonable attorneys' fees and expenses incurred by such Person;

                  (b) Second: to the payment of all expenses and other amounts payable under Sections 4.1, 5.10 and 5.12;

                  (c) Third: to the payment of the other Secured Obligations in such order and manner as Beneficiary shall determine in its sole discretion, until all Secured Obligations shall have been paid in full; and

                  (d) Fourth: to pay to Grantor or its successors and assigns any surplus then remaining from such proceeds.

                  SECTION 5.7. [Reserved].

                  SECTION 5.8. Dealing With the Mortgaged Property. Subject to
Section 7.1, Beneficiary shall have the right to release any portion of the Mortgaged Property, or grant or consent to the granting of any Lien affecting any portion of the Mortgaged Property, to or at the request of Grantor, for such consideration as Beneficiary may require without, subject to Grantor's rights with respect to a Substitution and Release as set forth herein and in the Loan Agreement, as to the remainder of the Mortgaged Property, in any way impairing or affecting the Lien or priority of this Indenture, or improving the position of any subordinate lienholder with respect thereto, or the position of any guarantor, endorser, co-maker or other obligor of the Secured Obligations, except to the extent that the Secured Obligations shall have been reduced by any actual monetary consideration received for such release and applied to the Secured Obligations, and may accept by assignment, pledge or otherwise any other property in place thereof as Beneficiary may require without being accountable therefor to any other lienholder.

                  SECTION 5.9. Right of Entry. To the extent permitted under applicable law, Beneficiary and the representatives of Beneficiary shall have the right, (i) without notice, if an Event of Default has occurred and is continuing, or (ii) after reasonable notice, in all other cases, to enter upon any Individual Property at reasonable times, and with reasonable frequency, to inspect such Individual Property or, subject to the provisions hereof, to exercise any right, power or remedy of Beneficiary hereunder, provided that any Person so entering such Individual Property shall not unreasonably interfere with the ordinary conduct of Grantor's or any occupant's business, and provided further that no such entry on the Property, for the purpose of performing obligations under Section 5.10 or for any other purpose, shall be construed to be (x) possession of such Individual Property by such Person or to constitute such Person as a mortgagee in possession, unless such Person exercises its right to take possession of such Individual Property under Section 5.2(a)(v), or (y) a cure of any Event of Default or a waiver of any default or Event of Default or Secured Obligation. The costs and expenses of any inspection pursuant to clause (ii) above shall be borne by Beneficiary unless an Event of Default shall have occurred and be continuing at the time of such inspection, in which case Grantor shall pay, or reimburse Beneficiary for, such costs and expenses.

                  SECTION 5.10. Right to Perform Obligations. If Grantor fails to pay or perform any obligation of Grantor hereunder or under any other Loan Document, Beneficiary and the representatives of Beneficiary shall have the right to pay or perform such obligation (i) with simultaneous notice, if an Event of Default has occurred and is continuing, or if such payment or performance is necessary in the reasonable opinion of Beneficiary to preserve Beneficiary's rights under this Indenture or with respect to the Mortgaged Property (unless, in light of the exigent circumstances, it shall be impractical to give such notice) or (ii) after notice given reasonably in advance to allow Grantor an opportunity to pay or perform such obligation if such payment or performance is not pursuant to clauses (i) or (ii) above, provided that Grantor is not contesting payment or performance in accordance with the terms hereof or of any other Loan Document and further provided that no such payment or performance shall be construed to be a cure of any Event of Default or a waiver of any default or Event of Default or Secured Obligation. Grantor shall reimburse Beneficiary on demand for the reasonable costs of performing any such obligations and any amounts not paid on demand shall bear interest, payable on demand, for each day until paid at the Default Rate for such day.

                  SECTION 5.11. Agents. At any time or times, in order to comply with any legal requirement in any jurisdiction, Beneficiary may appoint a bank or trust company or one or more other Persons, either to act as co-agent or co-agents, jointly with Beneficiary, or to act as separate agent or agents on behalf of Lender with such power and authority as may be necessary for the effectual operation of the provisions hereof and may be specified in the instrument of appointment (which may, in the discretion of Beneficiary, include provisions for the protection of such co-agent or separate agent similar to the provisions of this Section 5.11). References to Beneficiary in Section 5.12 and elsewhere herein shall be deemed to include any co-agent or co-agents or separate agent or agents appointed pursuant to this Section 5.11.

                  SECTION 5.12. [RESERVED]

                  SECTION 5.13. Assignment of Agreements and Permits. (a) Subject to paragraph (b) of this Section 5.13, the assignments of the Agreements and the Permits under Granting Clauses IV and V are collateral assignments by the Grantor of its right and interest in the Agreements and the Permits to the Beneficiary. Unless a Material Event of Default shall have occurred and be continuing, the Grantor shall retain the right to enforce the terms of the Agreements and the Permits, to exercise all of the Grantor's rights thereunder and to collect all sums due to the Grantor thereunder. Upon the occurrence and during the continuance of any Material Event of Default, at the request of the Beneficiary, the Trustee or a Receiver appointed pursuant to Section 5.2(a)(iv) (whichever is the Person exercising the rights under this Section 5.13), the Grantor shall promptly execute, acknowledge, deliver, record, register and file any additional general assignment of the Agreements or the Permits or specific assignment of any Agreement or Permit which the Beneficiary, the Trustee or such Receiver may reasonably require from time to time (all in form and substance satisfactory to the Beneficiary, the Trustee or such Receiver) to effectuate, complete, perfect, continue or preserve the assignments of the Agreements and the Permits under Granting Clauses IV and V. Grantor hereby irrevocably appoints Beneficiary as the attorney-in-fact of Grantor (with a power to substitute any other Person in its place as such attorney-in-fact) exercisable only upon and during the continuance of a Material Event of Default, to act in the name of Grantor to execute, acknowledge and deliver any such documents upon the failure by the Grantor to do so.

                  (b) Nothing herein shall be construed to be an assumption by the Person exercising rights pursuant to this Section 5.13, or otherwise make such Person liable for the performance, of any of the obligations of the Grantor under the Agreements or the Permits.


                                   ARTICLE Vl

                                 FIXTURE FILING


                  SECTION 6.1. Security Interest and Fixture Filing. To the extent that any portion of the Mortgaged Property defined as Timber in Granting Clause 11 or Fixtures in Granting Clause III hereof constitutes fixtures under the UCC or Applicable Law, and to the extent permitted under Applicable Law, Grantor hereby grants a security interest therein and this Indenture shall be construed as a pledge and security agreement with respect to such Timber and Fixtures; and, upon the filing of this Indenture in the real estate records of the appropriate county in the State in which the Mortgaged Property (or the applicable Individual Property) is located shall also operate from the time of filing as a fixture filing with respect to the Timber and Fixtures located thereon. In connection with any such filing, the debtor and record owner is the Grantor and the secured party is the Beneficiary and their addresses are those set forth at the beginning of this Indenture. Upon the occurrence and during the continuance of a Material Event of Default, the Trustee or Beneficiary, as applicable, shall be entitled to exercise with respect to such Timber and Fixtures all remedies available under the UCC or Applicable Law. At any time and from time to time, upon the occurrence and during the continuance of an Event of Default, Beneficiary shall be the attorney-in-fact of Grantor (with a power to substitute any other Person in its place as such attorney-in-fact) with respect to any and all matters pertaining to such Timber and Fixtures with full power and authority to give instructions with respect to the collection and remittance of payments, to endorse checks, to enforce the rights and remedies of Grantor and to execute on behalf of Grantor and in Grantor's name any instruction, agreement or other writing required therefor. Grantor acknowledges and agrees that a disposition of the Timber and Fixtures in accordance with Beneficiary's rights and remedies with respect to the Mortgaged Property as heretofore provided is a commercially reasonable disposition thereof.

                  SECTION 6.2. Limitation on Security Interest in Timber. Grantor acknowledges that Beneficiary may be required by the provisions of the UCC to file separate UCC financing statements with respect to the perfection of Beneficiary's security interest in the Timber. Notwithstanding anything to contrary contained in Granting Clause 11, Section 6.1 or elsewhere in this Indenture, Beneficiary and Grantor acknowledge and agree that it is the intent of the parties hereto that Beneficiary's security interest in the Timber pursuant to this Indenture and the UCC shall be limited to a security interest in the proceeds derived by Grantor from the harvesting and/or sale of such Timber and that so long as no Material Event of Default shall have occurred and be continuing hereunder, Grantor shall be entitled to continue to operate its business on the Land, including the harvesting and use of the Timber thereon, in the ordinary course; including, but not limited to, (i) cutting and using and cutting and selling, or entering into contracts for the cutting and sale, of the Timber, (ii) granting easements or constructing roads to facilitate any of the foregoing, (iii) exploiting all mineral resources now or hereafter located on the Land, (iv) granting licenses or leases with respect to the Land, such as hunting and recreational licenses; and (v) retaining any proceeds in connection with the granting of such licenses, leases or easements, in each case, without the consent or approval of Beneficiary.

                  SECTION 6.3. Executive Office. Grantor represents and warrants Grantor maintain its principal executive offices, at the address of Grantor first set forth above and in Burbank California and Grantor's books and records in respect of the Mortgaged Property are kept at such locations. Grantor covenants and agrees with Beneficiary that, in the event Grantor changes the address of its executive offices or place where Grantor's books and records in respect of the Mortgaged Property are kept, Grantor shall notify Beneficiary of any such change of address within ten (10) days thereafter.


                                   ARTICLE VII

                                  MISCELLANEOUS

                  SECTION 7.1. Release of Mortgaged Property. (a) This Indenture shall cease, terminate and thereafter be of no further force or effect upon any of the following events: (i) the payment in full of all Secured Obligations (other than obligations that may arise from and after the date of release under any indemnification provisions included in any Loan Document); (ii) a substitution of the entire Mortgaged Property by the Mortgagor pursuant to
Section 7.7 of the Loan Agreement; (iii) the optional or mandatory, as applicable, prepayment in full of the Loan by Grantor in respect of the Mortgaged Property pursuant to Section 2.6(a) or Section 2.7(a) of the Loan Agreement or Section 4.1 hereof; and (iv) with respect to the applicable Individual Property, the prepayment of the Loan by Grantor in respect of such Individual Property pursuant to Section 2.7(a) of the Loan Agreement.

                  (b) At any time and from time to time prior to such termination of this Indenture, Beneficiary shall, or shall cause the Trustee to, release from the Lien of this Indenture a portion of the Mortgaged Property in connection with a Substitution or Release with respect to such portion in accordance with Section 7.7 of the Loan Agreement.

                  (c) Beneficiary shall release, or cause Trustee to release, any and all Mortgaged Property required in connection with any transaction, or sale, Transfer, assignment or other disposition of the Mortgaged Property consummated by Grantor as permitted by the Loan Agreement or any other Loan Document, and shall be fully protected in relying on a certificate of an authorized officer of Grantor to such effect.

                  (d) Any termination or release under this Section 7.1 shall be at Grantor's request and expense and either in the statutory form or in form and substance reasonably satisfactory to Beneficiary, Trustee and Grantor and legally sufficient to accomplish the release.

                  SECTION 7.2. Notices. All notices, approvals, requests, demands, consents, approvals and other communications hereunder shall be in writing and shall be deemed given to Grantor or Beneficiary as the case may be, in the manner and at its address for notices specified in or pursuant to Section
7.1 of the Loan Agreement. All notices and other communications hereunder to be given to Trustee shall be given to Trustee in the manner specified in such
Section 7.1 addressed or directed as set forth in Exhibit B annexed hereto.

Trustee may change its address specified above as provided in Section 7.1 of the Loan Agreement.

                  SECTION 7.3. Trustee. To the extent that the Mortgaged Property or any Individual Property (or such portion thereof as shall be applicable) is located is a Trust State, the following provisions, and all references here to the Trustee, shall be applicable:

                  (a) Grantor hereby acknowledges the appointment of Trustee to act as trustee for the benefit of Beneficiary and its successors and assigns Trustee.

                  (b) Trustee may, at its option, resign as trustee hereunder by notice given to Beneficiary and Grantor and such resignation shall be effective on the earlier to occur of (i) the date which is 30 days after the date on which Trustee gives such notice to Beneficiary and Grantor or (ii) the date on which a successor trustee is appointed by Beneficiary and accepts such appointment.

                  (c) Beneficiary may, at its option, with or without cause or notice, remove Trustee, appoint a successor trustee or appoint an additional trustee or trustees (including a separate trustee for each jurisdiction in which an Individual Property is located) hereunder by an instrument in writing executed and acknowledged by Beneficiary and accepted by such successor or additional trustee and recorded, registered or filed in the real estate records of the jurisdiction in which the Mortgaged Property affected by such instrument is located; and, thereupon, without further act, deed or conveyance, such substitute or additional trustee shall be fully vested with an estate, right, title and interest of its predecessor or co-trustee in, to, under or derived from the Mortgaged Property and all rights, powers, privileges and obligations of such predecessor or co-trustee, with the same effect as if such successor or additional trustee had originally been named as trustee or co-trustee hereunder. The execution, acknowledgement and recording, registration or filing of such an instrument shall be conclusive evidence against Grantor and all other Persons of the proper removal of Trustee and/or substitution or addition of the successor or additional trustee; and, if Beneficiary or such successor or additional trustee is a corporation, the execution and acknowledgement by an officer of such corporation shall be conclusive evidence against all other Persons of the due authorization, execution and delivery thereof by such corporation.

                  (d) Notwithstanding anything herein to the contrary, Trustee shall not exercise or waive the exercise of any of its rights, powers or remedies hereunder or otherwise act or refrain from acting hereunder unless directed to do so by Beneficiary, and Trustee shall exercise or waive the exercise of any of its rights, powers or remedies hereunder and otherwise act or refrain from acting when and in the manner directed by Beneficiary, provided that Trustee (i) shall not be required to follow any direction of Beneficiary if Trustee has been advised by counsel that such action would violate Applicable Law, (ii) shall not be required to expend or risk its own funds or otherwise incur any financial liability in connection with such action if it has grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not assured to it, and (iii) shall be entitled to exercise its rights under subsection (b) and (e) of this Section without such direction by Beneficiary.

                  (e) Trustee shall be entitled to receive, and Grantor shall pay, reasonable and customary compensation to Trustee for its services rendered hereunder after any Event of Default and reimbursement to Trustee for its expenses (including attorneys' fees and expenses) in connection herewith or the exercise of any right, power or remedy hereunder.

                  (f) Trustee shall not be liable with respect to any act taken or omitted by it in good faith in accordance with any direction of Beneficiary. Except for willful misconduct or gross negligence, Trustee shall not be liable
(i) in acting upon any direction, demand, request, notice, statement or other document believed by it in good faith to be genuine and delivered by the Person empowered to do so, (ii) for any error in judgment or mistake of fact or law made in good faith, or (iii) for any action taken or omitted by it in accordance with the provisions of this Indenture. Trustee shall not be responsible to see to the recording, registration or filing of this Indenture or any financing statement relating hereto in any jurisdiction or for the payment of any fees, charges or taxes in connection therewith. No co-trustee hereunder shall be liable for any act or omission of any other co-trustee.

                  All moneys received by Trustee hereunder (other than amounts payable to Trustee pursuant to subsection (e) of this Section 7.3) shall be held by Trustee in trust for the purposes for which such moneys were received; and, except as provided herein or under mandatory provisions of Applicable Law, Trustee need not segregate such moneys from any other moneys and shall have no liability to pay interest thereon, except such interest as it may actually earn thereon.

                  SECTION 7.4. Amendments in Writing. No provision of this Indenture shall be modified, waived or terminated, and no consent to any departure by Grantor from any provision of this Indenture shall be effective, unless the same shall be by an instrument in writing, signed by Grantor and Beneficiary in accordance with Section 7.5 of the Loan Agreement. Any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

                  SECTION 7.5. Severability. All rights, powers and remedies provided in this Indenture may be exercised only to the extent that the exercise thereof does not violate Applicable Law, and all the provisions of this Indenture are intended to be subject to all mandatory provisions of Applicable Law and to be limited to the extent necessary so that they will not render this Indenture illegal, invalid, unenforceable or not entitled to be recorded, registered or filed under Applicable Law. If any provision of this Indenture or the application thereof to any Person or circumstance shall, to any extent, be illegal, invalid or unenforceable, or cause this Indenture not to be entitled to be recorded, registered or filed, the remaining provisions of this Indenture or the application of such provision to other Persons or circumstances shall not be affected thereby, and each provision of this Indenture shall be valid and be enforced to the fullest extent permitted under Applicable Law.

                  SECTION 7.6. Binding Effect. (a) The provisions of this Indenture shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns.

                  (b) To the fullest extent permitted under Applicable Law, the provisions of this Indenture binding upon Grantor shall be deemed to be covenants which run with the land.

                  (c) Nothing in this Section 7.6 shall be construed to permit Grantor to Transfer or grant a Lien upon the Mortgaged Property (or any portion thereof) contrary to the provisions of the Loan Agreement.

                  SECTION 7.7. WAIVER OF JURY TRIAL. GRANTOR HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE OR THE TRANSACTIONS CONTEMPLATED HEREBY.

                  SECTION 7.8. GOVERNING LAW. THIS INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE IN WHICH THE APPLICABLE INDIVIDUAL PROPERTY IS LOCATED WITHOUT REGARD TO THE CONFLICT-OF-LAW PROVISIONS THEREOF.

                  SECTION 7.9. JURISDICTION. GRANTOR HEREBY IRREVOCABLY AND
UNCONDITIONALLY: (A) SUBMITS IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS INDENTURE TO THE NON-EXCLUSIVE GENERAL JURISDICTION OF THE COURTS OF THE STATE IN WHICH THE PROPERTY IS LOCATED AND THE COURTS OF THE UNITED STATES OF AMERICA FOR THE DISTRICT IN WHICH THE PROPERTY IS LOCATED AND APPELLATE COURTS FROM ANY THEREOF; (B) CONSENTS THAT ANY SUCH ACTION OR PROCEEDING MAY BE BROUGHT IN ANY SUCH COURT AND WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT COURT AND AGREES NOT TO PLEAD OR CLAIM THE SAME; (C) AGREES THAT SERVICE OF PROCESS IN ANY SUCH ACTION OR PROCEEDING MAY BE EFFECTED IN THE MANNER SPECIFIED FOR NOTICES AND OTHER COMMUNICATIONS IN
SECTION 7.1 AND SHALL BE EFFECTIVE AS PROVIDED IN SECTION 7.1; AND (D) AGREES THAT NOTHING HEREIN SHALL AFFECT

THE RIGHT TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT TO SUE IN ANY OTHER JURISDICTION OR COURT HAVING JURISDICTION.

                  SECTION 7.10. Counterparts: Integration. This Indenture may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Indenture together with the other Loan Documents constitutes the entire understanding among the parties hereto with respect to the subject matter hereof and supersedes any and all prior understandings, oral or written, relating to the subject matter hereof.

                  SECTION 7.11. Consents by Beneficiary. If Beneficiary is determined to have been unreasonable in withholding any consent or approval to any action where Beneficiary is required to be reasonable in granting or withholding such consent or approval, the sole remedy available to Grantor shall be declaratory relief.


                                  ARTICLE VIII

                            STATE SPECIFIC PROVISIONS


                  SECTION 8.1. Incorporation by Reference. The provisions of Exhibit C annexed hereto are hereby incorporated by reference herein as though set forth in full herein.

                  IN WITNESS WHEREOF, Grantor has executed and delivered this Indenture as of the day first set forth above.

                                            Grantor

                                            [                   ]

                                            By: ______________________________
                                            Name:
                                            Title:

                     [Add Appropriate State Acknowledgement]

                                EXHIBIT A[_____]



                              Legal Description[s]

                                    EXHIBIT B



                            Trustee Name and Address

                                    EXHIBIT C



                            State Specific Provisions

                                   SCHEDULE I



                                    Grantors

                                    EXHIBIT C



                             Lender's Wire Transfer
                                  Instructions

                                   Schedule 1



                              Non-Recording States*
     (* Subject to revision to reflect changes in law from the Closing Date through the Mortgage Delivery Date)

Alabama

District of Columbia

Florida

Georgia

Hawaii

Kansas

Louisiana (Only in Orleans Parish)

Maryland

Minnesota

New York

Oklahoma

Puerto Rico

Tennessee

Virginia


Any jurisdiction outside the United States whose laws with respect to the recording and enforcement of the Mortgage are substantially similar in effect to the laws of the State of New York.